TRANSFER AND ASSIGNMENT AGREEMENT
This TRANSFER AGREEMENT (the “Agreement”) is entered into as of ________________, 2020 (the “Effective Date”), by and among Muzinich & Co., Inc. (the “Transferor”), _____________________________________________________ (“Transferee”), Muzinich BDC, Inc. (the “Fund”) and Muzinich BDC Adviser, LLC, (the “Adviser”), the investment adviser to the Fund.
W I T N E S S E T H :
WHEREAS, the Fund is governed by and operated pursuant to the terms and provisions of an Amended and Restated Certificate of Incorporation, dated May 29, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Certificate of Incorporation”) and an amended and restated Confidential Offering Memorandum dated August 19, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Offering Memorandum,” and together with the Certificate of Incorporation and all other constitutional documents relating to the Fund, collectively, the “Governance Documents”);
WHEREAS, Transferor has entered into a subscription agreement with the Fund dated as of August 23, 2019 (the “Subscription Agreement”) whereby Transferor has subscribed for a Capital Commitment (as defined therein) of $_________ (the “Overall Transferor Capital Commitment”) and has agreed to purchase Shares (as defined therein) in accordance with the terms thereof;
WHEREAS, Transferor wishes to (a) assign to Transferee its rights and obligations under the Subscription Agreement in respect of a portion of the Overall Transferor Capital Commitment equal to $_____________________, including an Undrawn Capital Commitment (as defined in the Subscription Agreement) of $_____________________ (the “Transferred Capital Commitment” and the “Transferred Undrawn Capital Commitment Amount,” respectively), and (b) transfer to Transferee __________________ Shares, reflecting such number of shares purchased on or prior to the date hereof by Transferor in respect of the Transferred Capital Commitment (the “Transferred Shares,” and such transfer together with the assignment described above,  collectively, the “Transfer”);
WHEREAS, Transferee wishes to assume the rights and obligations under the Subscription Agreement in respect of the Transferred Capital Commitment and to acquire the Transferred Shares, in each case, for its own account for investment and not with a view to resale or distribution of all or any part thereof;
WHEREAS, in consideration of the Transfer, Transferee will pay to Transferor a per share purchase price equal to $100.00 (the “Per Share Purchase Price”) resulting in an aggregate purchase price for the Transferred Shares of $____________________ the (“Aggregate Purchase Price”), being an amount calculated by reference solely to the price per share at which the Transferred Shares were initially issued to Transferor by the Fund (the “Issuance Price”); and
WHEREAS, each of the Fund and the Adviser is willing to consent to the Transfer upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, the parties hereto hereby agree as follows:
1.
Transfer of the Transferred Capital Commitment and Transferred Shares.  Transferor, for value received and subject to receipt of the consent of each of the Fund and the Adviser, which consents are provided under Section 6 hereof, hereby sells, assigns, transfers and conveys to Transferee, and Transferee hereby purchases and accepts from Transferor, (a) 100% of Transferor’s right, title and interest in and to the Transferred Shares, (b) Transferor’s rights and interests under the Subscription Agreement with respect to the Transferred Capital Commitment, in each case, free and clear of any claims, pledges, liens or other encumbrances, on the terms and subject to the conditions as set forth herein (save for any encumbrances arising from the Subscription Agreement and/or the Governance Documents).

2.
Assumption of Obligations by Transferee.  Transferee hereby assumes and agrees to perform and to be bound by all of the same duties and obligations under the Subscription Agreement as the “Subscriber” thereunder having a Capital Commitment in an amount equal to the Transferred Capital Commitment.  In furtherance and without duplication of the Transfer hereunder, Transferee has executed, and the Fund has accepted, a Transferee Subscription Agreement in the form attached hereto as Appendix I (the “Transferee Subscription Agreement”).

3.
Treatment of Transferee Subscription Agreement.  For the avoidance of doubt, as a result of the transactions contemplated hereunder, upon the Effective Date, each of (i) the Transferred Capital Commitment (including the Transferred Undrawn Capital Commitment Amount), (ii) the contributions made by Transferor in respect of the purchase of the Transferred Shares prior to the Effective Date, and (iii) the distributions received by Transferor in respect of the Transferred Shares prior to the Effective Date, shall be deemed to become the Capital Commitment (as defined in the Transferee Subscription Agreement, and including an Undrawn Capital Commitment (as defined in the Transferee Subscription Agreement) equal to the Transferred Undrawn Capital Commitment Amount), contributions, and distributions, respectively, of Transferee (provided that, for the avoidance of doubt, Transferor shall not be required to return, transfer to Transferee or otherwise deal with any distribution previously received by it) under the Transferee Subscription Agreement.

4.
Registration of Transfer.  Each of Transferor and Transferee hereby authorize and instruct the Fund, the Adviser and US Bancorp Fund Services, LLC, in its capacity as transfer agent and/or administrator to the Fund and/or any other successor entity or entities serving in either such capacity (collectively, the “Transfer Agent and Administrator”), as applicable, to register the Transfer on the Fund’s books and records in all respects necessary and proper in order to give effect to the assignment to and assumption by Transferee of all rights and obligations under the Subscription Agreement with respect to the Transferred Capital Commitment and the ownership by Transferee of the Transferred Shares.  Each of Transferor and Transferee hereby covenants and agrees, on and from the Effective Date, to execute and deliver such further instruments and do such further acts and things as may be reasonably required by the Fund, the Adviser and/or the Transfer Agent and Administrator in order to give effect to the foregoing.

2

5.	Payment of Aggregate Purchase Price.

5.1
Transferee shall pay the Aggregate Purchase Price to Transferor on or before the Effective Date.  Such payment shall be made by wire transfer of immediately available funds to Transferor’s bank account, as follows:

_______________
_______________
_______________
_______________
_______________

5.2 Transferee acknowledges and agrees:
(a)  that Transferor makes no warranty as to the market value of the Transferred Capital Commitment and/or the Transferred Shares, that the Per Share Purchase Price (and accordingly the Aggregate Purchase Price) has been calculated solely by reference to the Issuance Price, and that the Aggregate Purchase Price may be more or less than the market value of the Transferred Capital Commitment and/or the Transferred Shares; and
(b)  that Transferor has not provided Transferee any investment advice in respect of the Transfer.
6.
Consent of the Fund and Adviser.  The Fund and the Adviser hereby irrevocably consent to the Transfer in accordance with and for all purposes under the Subscription Agreement and the Governance Documents on and from the Effective Date, and, subject to the terms hereof, confirm that all requirements in relation to such Transfer, withdrawal and release have been satisfied or to the extent not so satisfied waived and released irrevocably.  Without limiting the generality of the foregoing, for the avoidance of doubt, the Fund hereby waives the applicability of the second sentence of Section 15.3 of the Subscription Agreement in connection with and with respect to the Transfer.

7.	Representations, Warranties and Covenants of Transferee. Transferee hereby represents, warrants and covenants to Transferor, the Adviser and the Fund as follows:
7.1
Authorization of Transfer, etc.  If Transferee is an entity, it is duly organized, formed or incorporated, as the case may be, and validly existing and in good standing under the laws of Transferee's jurisdiction of organization, formation or incorporation, as the case may be.  Transferee has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to accept the Transfer contemplated hereunder.  The Transfer and the execution, delivery and performance of this Agreement have been authorized by all necessary action on Transferee’s behalf.  This Agreement has been duly executed and delivered by Transferee, and is a legal, valid and binding obligation of Transferee, enforceable against Transferee in accordance with its terms.

3

7.2
Compliance with Laws and Other Instruments.  The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby by Transferee, and the performance of Transferee’s obligations hereunder do not conflict with or result in any violation of or default under any provision of any certificate of incorporation, memorandum or articles of association, by-laws, trust agreement, partnership agreement or other organizational or governing instrument applicable to Transferee (if applicable), any agreement or other instrument to which Transferee is a party or by which Transferee or any of its properties are bound, or any permit, franchise, judgment, decree, statute, order, rule or regulation applicable to Transferee or to its business or its properties. The Transfer has been made in accordance with the requirements of the Subscription Agreement, the provisions of the Offering Memorandum, and all applicable laws and regulations applicable to the Transfer and Transferee.

7.3
Transferee Status. Transferee (a) is an “accredited investor” within the meaning of Rule 501(a) of Regulation D (“Regulation D”) promulgated pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended; (b) has evaluated the merits and risks of purchasing the Transferred Capital Commitment and the Transferred Shares on the terms set out in this agreement on its own and without reliance upon Transferor; (c) has such knowledge and experience in financial and business matters and in making investments of this type that it is capable of evaluating the merits and risks of the Transfer; (d) is aware of and has considered the financial risks and financial hazards of purchasing the Transferred Capital Commitment and Transferred Shares on the terms set out in this agreement; and (e) is able to bear the economic risk of purchasing the Transferred Capital Commitment and Transferred Shares and assuming the liabilities and obligations with respect thereto, including the possibility of complete loss with respect thereto.

7.4
Purchase Price Determination. Transferee hereby releases and discharges the Fund, the Adviser and Transferor from any and all claims, demands, suits, causes of actions, liabilities, obligations, judgments, orders, debts, liens and causes of action of every kind and nature, whether known or unknown, suspected or unsuspected, concealed or hidden, vested or contingent, in law or equity, existing by statute, common law, contract or otherwise, which have existed, may exist in the future or do exist now, arising from or relating in any way to the Per Share Purchase Price, the Aggregate Purchase Price and/or any valuation and/or other data or information provided by any of them to Transferee.

7.5
Other Information.  All information which Transferee has provided to the Fund, the Adviser and/or the Transfer Agent and Administrator concerning Transferee and Transferee’s status (including without limitation in connection with Transferee’s completion of the Transferee Subscription Agreement) is correct and complete as of the date set forth herein.  Transferee agrees to notify the Fund promptly in writing if there is any change with respect to any of the information or representations made herein or in the Transferee Subscription Agreement and to provide the Fund with such further information as the Fund may reasonably require.

4

8.	Representations, Warranties and Covenants of Transferor. Transferor hereby represents, warrants and covenants to Transferee, the Adviser and the Fund as follows:
8.1
Authorization of Transfer, etc.  Transferor is an entity duly organized, formed or incorporated, as the case may be, and validly existing and in good standing under the laws of Transferor's jurisdiction of organization, formation or incorporation, as the case may be.  Transferor has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Transfer contemplated hereunder.  The Transfer and the execution, delivery and performance of this Agreement have been authorized by all necessary action on Transferor’s behalf.  This Agreement has been duly executed and delivered by Transferor, and is a legal, valid and binding obligation of Transferor, enforceable against Transferor in accordance with its terms.

8.2
Compliance with Laws and Other Instruments.  The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby by Transferor and the performance of Transferor's obligations hereunder do not conflict with or result in any violation of or default under any provision of any certificate of incorporation, memorandum or articles of association, by-laws, trust agreement, partnership agreement or other organizational or governing instrument applicable to Transferor, any agreement or other instrument to which Transferor is a party or by which Transferor or any of its properties are bound, or any permit, franchise, judgment, decree, statute, order, rule or regulation applicable to Transferor or to its business or its properties.  The Transfer has been made in accordance with the requirements of the Subscription Agreement, the provisions of the Offering Memorandum, and all applicable laws and regulations applicable to the Transfer and Transferor.

8.3
Title to Shares.  Immediately prior to the Transfer, Transferor owns the Transferred Shares free and clear of any claims, pledges, liens or other encumbrances other than as set out in the Subscription Agreement and/or the Governance Documents.  Transferor has complied in full with all of its obligations under the Subscription Agreement and the Governance Documents and is not in default under any provision thereof.

9.	Expenses.
9.1	Each of Transferor and Transferee shall bear all expenses incurred by it in connection with the Transfer.
9.2	Transferor shall pay all reasonable expenses, including attorneys’ fees, incurred by the Fund in connection with the Transfer.

5

10.	Indemnification.
10.1
Transferee shall and hereby agrees to indemnify and hold (i) Transferor, and (ii) the Fund, the Adviser and their affiliates and each of their respective controlling persons, officers, directors, members, partners, and employees (collectively, the “Indemnified Parties”), free and harmless from and in respect of any and all claims, actions, demands, causes of action, liabilities, losses and expenses whatsoever (including, without limitation, attorneys’ fees) arising from any breach by it of any of the representations, warranties and covenants set forth in Section 7 hereof.

10.2
Transferor shall and hereby agrees to indemnify and hold (i) Transferee, and (ii) Indemnified Parties, free and harmless from and in respect of any and all claims, actions, demands, causes of action, liabilities, losses and expenses whatsoever (including, without limitation, attorneys’ fees) arising from any breach by it of any of the representations, warranties and covenants set forth in Section 8 hereof.

11.
Release of Transferor from Transferred Capital Commitment; Subscription Agreement.  In furtherance of the transactions described herein, Transferee, Transferor, the Fund and the Adviser hereby agree to the withdrawal and release of Transferor with respect to all obligations and duties under the Subscription Agreement in respect of the Transferred Capital Commitment, with the result that Transferor shall have no further obligations pursuant to the Subscription Agreement with respect to the Transferred Capital Commitment, and the Fund and the Adviser hereby irrevocably  waive any claims or rights which the Adviser or the Fund has against Transferee or any affiliate of Transferee under the Subscription Agreement with respect to the Transferred Capital Commitment.  The parties hereto hereby agree that, save in respect of the Transfer, withdrawal and release, each as contemplated by this Agreement, Transferor shall remain bound by the Subscription Agreement which shall continue in full force and effect, and is otherwise unamended.

12.
Amendments and Waivers.  This Agreement may be amended only with the written consent of the parties hereto.  No provision of this Agreement shall be deemed to have been waived unless such waiver is given in writing, and no such waiver shall be deemed to be a waiver of any other or further obligation or liability of the other party or parties in whose favor such waiver was given.

13.
Survival of Representations and Warranties.  All representations, warranties and covenants contained herein or made in writing by or on behalf of Transferee and Transferor in connection with the transactions contemplated by this Agreement shall survive the execution and delivery of this Agreement and the Transfer hereunder, and any investigation at any time made by or on behalf of the Fund, the Adviser, Transferee or Transferor.

14.
Successors and Assigns.  This Agreement (i) shall be binding upon and inure to the benefit of the parties hereto and the heirs, legal representatives, successors, and permitted assigns of the parties hereto, and (iii) shall, if Transferee consists of more than one person, be the joint and several obligation of each such person.

6

15.
Notices.  All notices, requests and other communications under this Agreement to a party will be in writing and will be deemed given (a) on the business day sent, when delivered by hand, international courier or by e-mail during normal business hours, in each case to such party at its address (or number) set forth below or such other address (or number) as the party may specify by notice to the other party hereto.

If to Transferor:
Muzinich & Co., Inc.
450 Park Avenue
New York, NY 10022
Attention: Legal Department
If to Transferee:
______________________
______________________
______________________

Attention: ______________________
16.
Applicable Law.  This Agreement (including, without limitation, Section 17  of this Agreement) (i) shall be binding upon the parties hereto and the heirs, legal representatives, successors, and permitted assigns of the parties hereto and shall inure to the benefit of the parties hereto and their respective successors and assigns, (ii) shall be governed, construed, and enforced in accordance with the laws of the State of New York.

17.
Jurisdiction.  Any controversy or claim arising out of or relating to this Agreement shall be settled by confidential binding arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules.  The place of arbitration shall be New York, New York.  Notwithstanding the foregoing, the parties agree that no consequential, indirect, exemplary or punitive damages shall be awarded in any such arbitration.  The costs of the arbitration (other than fees and expenses of counsel, which shall be the responsibility of the parties retaining such counsel) shall be shared equally by the parties, subject to the indemnification provisions set forth in Section 10.  Judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.  EACH PARTY HERETO HEREBY WAIVES THE RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, OR (B) IN ANY WAY IN CONNECTION WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF THE PARTIES WITH RESPECT TO THIS AGREEMENT OR IN CONNECTION WITH THIS AGREEMENT OR THE EXERCISE OF ANY PARTY'S RIGHTS AND REMEDIES UNDER THIS AGREEMENT OR OTHERWISE, OR THE CONDUCT OR THE RELATIONSHIP OF THE PARTIES HERETO, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE.

7

18.	Headings, etc. The table of contents and the headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.
19.
Entire Agreement; Severability.  This Agreement, the Subscription Agreement and the Transferee Subscription Agreement, in each case subject to the Governing Documents, contain the entire agreement of the parties with respect to the subject matter hereof, and there are no representations, covenants or other agreements except as stated or referred to herein or therein.  If any provision of this Agreement is invalid or unenforceable under any applicable law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such applicable law. Any provision hereof which may be held invalid or unenforceable under any applicable law shall not affect the validity or enforceability of any other provisions hereof, and to this extent the provisions hereof shall be severable.

20.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.
21.
Third Party Rights.  A person who is not a party to this Agreement may not, in its own right or otherwise, enforce any term of this Agreement; provided, however, that the Indemnified Parties are third party beneficiaries of Section 10 hereof and are entitled to enforce the same. Notwithstanding any other term of this Agreement, the consent of any person who is not a party to this Agreement is not required for any amendment to, or variation, release, rescission or termination of this Agreement

[Remainder of this Page Intentionally Left Blank]

8

IN WITNESS WHEREOF, the parties hereto have duly executed and unconditionally delivered this Transfer Agreement effective as of the date first written above.

TRANSFEROR:

MUZINICH & CO., INC.

By:
Name
Title

TRANSFEREE (please complete appropriate signature block):

INDIVIDUAL TRANSFEREE*

Print Name:_________________________________

Signature:__________________________________

INSTITUTIONAL TRANSFEREE

Name of Institutional Transferee:_________________________________

By: ____________________________________ Name: Title:

*If Individual Retirement Account (“IRA”), must be in the form of:(the name of the IRA Custodian) for the benefit of (the name of the individual) and must also be acknowledged by custodian or trustee below.

Acknowledgment by IRA Custodian or Trustee with respect to Investment for an IRA:

By signing below, the undersigned custodian or trustee of the IRA for the benefit of the Individual Transferee named above (the “Client IRA”) acknowledges that investment in the Fund is being made through the Client IRA from the below referenced account and certifies that the Client IRA has directed the custodian or trustee to sign this Transfer Agreement on behalf of the IRA.  The trustee or custodian’s contact, account reference number and Tax ID are set forth below.

Name of IRA Holder:	__________________________________________

Name and Address of Custodian:	__________________________________________

Name of Registered Representative (if applicable)	__________________________________________

Registered Representative Mailing Address	__________________________________________

Registered Representative E-Mail Address	__________________________________________

Contact Individual:	__________________________________________

IRA Account or Other Reference Number:	__________________________________________

Trustee/Custodian’s Tax I.D. Number:	__________________________________________

Acknowledgement by Custodian:	__________________________________________
By: _________________________________
Name: _________________________________ Title: _________________________________

ADVISER:

Muzinich BDC Adviser, LLC

By: Muzinich & Co., Inc., acting solely as its Managing Member

By:
Name
Title

FUND:

Muzinich BDC, Inc.

By:
Name
Title

APPENDIX I

Form of Transferee Subscription Agreement

___________
[Document #]
(for Muzinich use only)
MUZINICH BDC, INC.
TRANSFEREE SUBSCRIPTION AGREEMENT

Name of Subscriber: ______________________________________ Transferred Capital Commitment: $____________________________ (See the instructions on page ii of this Transferee Subscription Agreement.)

TABLE OF CONTENTS

Page

Directions for the Completion of the Transferee Subscription Documents ...   i

Transferee Subscription Agreement ...   1

Schedule 1 to Transferee Subscription Agreement:  Subscriber Information   (For All Subscribers) ... 22

Schedule 2 to Transferee Subscription Agreement:  Status as Benefit Plan Investor or Other Plan Investor
    (For ERISA Stockholders, including IRAs, and Other Plan Investors Only) ... 33

Annex A to Transferee Subscription Agreement:  Subscriber Questionnaire for Individual Investors (including IRAs) ... 37

Annex B to Transferee Subscription Agreement:  Subscriber Questionnaire for Institutional Investors ...  41

Exhibit A:    Anti-Money Laundering Questionnaire ...  47

Appendix A:  Privacy Policy of the Company ...   61

- i -

Directions for the Completion of the Transferee Subscription Documents
The attached Transferee Subscription Agreement (including the Annexes, Schedules and Exhibits attached thereto, the “Subscription Documents”) relates to the offering by Muzinich BDC, Inc. (the “Company”) to you (the “Subscriber”) of common shares, par value $0.001, of the Company (“Shares”).  Shares are being offered to qualified investors pursuant to the Confidential Offering Memorandum of the Company. Capitalized terms not defined in these directions shall have the meanings given to them in the Transferee Subscription Agreement.
Subscription Documents that are missing requested information or signatures will not be considered for acceptance unless and until such information or signatures are provided.
1.	For Individual Subscribers (including IRAs).
1.1.	Fill in the name of the Subscriber and the amount of the Capital Commitment on page 1 of the Transferee Subscription Agreement.
1.2.
Initial each category that applies to the Subscriber in Section 8.10 on pages 12 and 13 of the Transferee Subscription Agreement and, if applicable, provide the requested information in the last set of blanks.

1.3.
Fill in the name of the Subscriber and the date (print name of Subscriber) on page 20 of the Transferee Subscription Agreement and sign in the blank provided.  For individuals investing through an IRA, the name and signature of, and other information relating to, the Custodian/Trustee of the IRA is required on page 20.

1.4.	All Subscribers must complete Schedule 1; IRA subscribers must also complete Schedule 2.
1.5.	Complete Annex A by checking the appropriate box or boxes.
1.6.	Complete Exhibit A.

2.	For Institutional Subscribers.
2.1.	Fill in the name of the Subscriber and the amount of the Capital Commitment on page 1 of the Transferee Subscription Agreement.
2.2.
Initial each category that applies to the Subscriber in Section 8.10 on pages 12 and 13 of the Transferee Subscription Agreement and, if applicable, provide the requested information in the last set of blanks.

2.3.	Fill in the name of the Subscriber and the date (print name and title of authorized signatory) on page 20 of the Transferee Subscription Agreement and sign in the blank provided.
2.4.	All Subscribers must complete Schedule 1 and Benefit Plan Investors and Other Plan Investors (each as defined in Schedule 2) must also complete Schedule 2.
2.5.	Complete Annex B by checking the appropriate box or boxes.
2.6.	Complete Exhibit A.

FOR ALL SUBSCRIBERS
- ii -

3.
Required IRS Certifications – For all Subscribers: Institutional and Individual Investors.  Fill in, sign (print name and title of authorized signatory, if applicable) and date the applicable form of the U.S. Internal Revenue tax form W-9, W-8BEN,
W-8BEN-E,W-8EXP,W-8IMY or W-8ECI (please use the most recent version of the applicable tax form).  These tax forms are available on request from the Company and may also be obtained from www.irs.gov.

4.
Delivery of Subscription Documents. Please deliver two completed and original signed copies of the Subscription Documents and any required evidence of authorization to the Company at the following address:

Muzinich BDC, Inc.
450 Park Ave,
New York, NY
10022
Attn:  _______
_________

5.
If the Company accepts your subscription (in whole or in part), the Company will countersign the Transferee Subscription Agreement and deliver a copy of it to you following the Closing at the address you provide in the Subscription Documents.

6.
Inquiries. If you have questions concerning any of the information requested, you should ask your attorney, accountant or other financial advisor. Inquiries regarding subscription procedures should be directed to _____________ at (212) 888-3413, e-mail:  _____________.

FOR ALL SUBSCRIBERS
- iii -

___________
[Document #]
(for Muzinich use only)
Transferee Subscription Agreement

________________________________
Name of Subscriber
$_________________
Amount of Capital Commitment
Muzinich BDC, Inc.
450 Park Avenue
New York, New York, 10022
USA

Ladies and Gentlemen:
The undersigned subscriber (the “Subscriber”) understands that (i) Muzinich BDC, Inc., a Delaware corporation (the “Company”), has been formed for the purpose of generating current income and, to a lesser extent, capital appreciation through investments in secured debt, including first lien, second lien and unitranche debt, as well as unsecured debt, including mezzanine debt and, to a lesser extent, in equity instruments of private companies, as described in the Confidential Offering Memorandum of the Company, as such document may be amended, amended and restated or supplemented from time to time (together with any appendices and supplements thereto, the “Offering Document”).  Subject to the terms and conditions hereof, and in reliance upon the representations and warranties contained in this transferee subscription agreement (the “Subscription Agreement”), the Subscriber irrevocably subscribes for and agrees to purchase shares of common stock of the Company (“Shares”), on the terms and conditions described herein, in the Confidential Offering Memorandum, in the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), and in the Company’s Bylaws (the “Bylaws” and together with the Certificate of Incorporation, the “Governing Documents”).
1. Subscription for Shares. The Subscriber hereby subscribes to purchase Shares in the Company with a capital commitment in the amount set forth above (the “Capital Commitment”), subject to Section 15.11, on the terms described or appearing in the Offering Document and the Governing Documents.  Subject to the terms of this Subscription Agreement and the Governing Documents, the Subscriber’s obligation to pay for Shares it agrees to purchase hereunder shall be unconditional, complete and binding upon the completion of the Closing (as defined below), provided, however, that for the convenience of the Company, the Subscriber’s Capital Commitment shall be payable in installments as provided herein. The Subscriber acknowledges and agrees that it has received full and adequate consideration on the Closing Date for the entirety of its Capital Commitment and hereby waives any and all defenses of nonconsideration as to any capital drawdown occurring after the Closing Date, including any defenses resulting from any insolvency or bankruptcy proceeding of the Company, any material or total decrease in value of the Shares or any inability of the Company to actually issue Shares.

FOR ALL SUBSCRIBERS

2. Other Subscription Agreements.  The Subscriber acknowledges that the Company has entered into and/or expects to enter into separate subscription agreements (the “Other Subscription Agreements” and, together with this Subscription Agreement, the “Subscription Agreements”) with other subscribers (“Other Subscribers”), providing for the commitment to purchase by Other Subscribers of Shares in the Company upon the drawdown of Capital Commitments by the Company thereunder, whereby each such Other Subscriber has become and/or shall become, as applicable, upon its initial purchase of Shares thereunder, a stockholder of the Company (together with the Subscriber (upon its initial purchase of Shares hereunder, collectively, “Stockholders”) at the Closing or at other closings.  This Subscription Agreement and the Other Subscription Agreements are separate agreements, and the sale of Shares to  the Subscriber and Other Subscribers hereunder and thereunder, respectively, will be separate sales. The Subscription Agreements are substantially identical to each other.
3. Closing.  The closing of the commitment by the Subscriber to purchase Shares as provided for in Section 1 (the “Closing”), shall take place at the offices of the Company, 450 Park Ave., New York, NY 10022, or at such other location as may be notified by the Company to the Subscriber in writing, on the date that this Subscription Agreement (having been properly and fully completed and signed by the Subscriber) has been accepted by the Company (the date of such acceptance, which shall be indicated on the signature page hereto, being hereinafter referred to as the “Closing Date”).
4.  Capital Drawdowns.
4.1 Definitions.  On each Capital Drawdown Date (as defined in Section 4.3(a)), the Subscriber shall purchase from the Company, and the Company shall issue to the Subscriber, a number of Shares equal to the Drawdown Share Amount at an aggregate price equal to the Drawdown Purchase Price; provided, however, that in no circumstance will a Subscriber be required to purchase Shares for an amount in excess of its Unfunded Capital Commitment.
“Drawdown Purchase Price” shall mean, for the Subscriber in respect of a Capital Drawdown Date, an amount in U.S. dollars determined by multiplying (i) the aggregate amount of Capital Commitments being drawn down by the Company from all Subscribers on that Capital Drawdown Date, by (ii) a fraction, the numerator of which is the Unfunded Capital Commitment of the Subscriber and the denominator of which is the aggregate Unfunded Capital Commitments of all Subscribers that are not Defaulting Subscribers (as defined in Section 5) or Excluded Subscribers (as defined in Section 4.3(f)).
“Drawdown Share Amount” shall mean, for the Subscriber in respect of a Capital Drawdown Date, a number of Shares determined by dividing (i) the Drawdown Purchase Price for that Capital Drawdown Date by (ii) the applicable Price Per Share.
“Price Per Share” shall mean, for any Capital Drawdown Date or Catch-Up Date (as defined in Section 4.2), the Price Per Share determined by the Company’s Board of Directors (the “Board”) in accordance with the methodology set out in “Offering Summary – Drawdowns / Commitment Period” in the Offering Document (as that methodology may be changed from time to time in a manner consistent with the limitations of the Investment Company Act of 1940, as amended (the “Investment Company Act”)) as of the last day of the Company’s fiscal quarter or such other date as determined by the Board preceding the Capital Drawdown Date.  The Price Per Share shall be at least equal to the net asset value per share in accordance with the limitations under Section 23 of the Investment Company Act.  The Board may set the Price Per Share above the net asset value per share based on a variety of factors, including without limitation the total amount of the Company’s organizational and other expenses (including actual and/or accrued expenses, which may include any estimates thereof).
“Unfunded Capital Commitment” shall mean, with respect to a Subscriber, the amount of such Subscriber’s Capital Commitment as of any date reduced by the aggregate amount of contributions made by that Subscriber at all previous Capital Drawdown Dates and all Catch-Up Dates pursuant to Section 4.1 and Section 4.2, respectively.

FOR ALL SUBSCRIBERS

4.2 Subsequent Closings; Catch-up Purchases.  The Company may enter into Other Subscription Agreements with Other Subscribers after the Initial Closing Date (as defined in Section 4.3(e) below), with any closing thereunder referred to as a “Subsequent Closing” and any Other Subscriber whose subscription has been accepted at such Subsequent Closing referred to as a “Subsequent Subscriber.” Notwithstanding the provisions of Sections 4.1 and 4.3, on one or more dates to be determined by the Company that occurs on or following the Subsequent Closing but no later than the next succeeding Drawdown Date (each, a “Catch-Up Date”), each Subsequent Subscriber shall be required to purchase from the Company a number of Shares with an aggregate purchase price necessary to ensure that, upon payment of the aggregate purchase price for such Shares by the Subsequent Subscriber in the aggregate over all applicable Catch-Up Dates, such Subsequent Subscriber’s Invested Percentage shall be equal to the Invested Percentage of prior Subscribers (other than any Defaulting Subscribers or Excluded Subscribers) (the “Catch-Up Purchase Price”).  For the purposes of this Section 4.2, “Invested Percentage” means, with respect to a Subscriber, the quotient determined by dividing (i) the aggregate amount of contributions made by such Subscriber pursuant to Section 4.1 and this Section 4.2 by (ii) such Subscriber’s Capital Commitment.  Upon payment of all or a portion of the Catch-Up Purchase Price by the Subscriber on a Catch-Up Date, the Company shall issue to each such Subsequent Subscriber a number of Shares determined by dividing (i) the portion of the Catch-Up Purchase Price contributed at such Catch-Up Date by (ii) the Price Per Share as of the Catch-Up Date.  For the avoidance of doubt, in the event that a Catch-Up Date and a Capital Drawdown Date occur on the same calendar day, the Catch-Up Date (and the application of the provisions of this Section 4.2) shall be deemed to have occurred immediately prior to the relevant Capital Drawdown Date.
At each Capital Drawdown Date following any Subsequent Closing, all Subscribers, including Subsequent Subscribers, shall purchase Shares in accordance with the provisions of Section 4.1, provided, however, that nothing in this Subscription Agreement shall prohibit the Company from issuing Shares to all Subscribers, including Subsequent Subscribers, at a per share price greater than the net asset value per Share.
In the event that any Subscriber is permitted by the Company to make an additional capital commitment to purchase Shares on a date after its initial subscription has been accepted, such Subscriber will be required to enter into a separate subscription agreement with the Company, it being understood and agreed that such separate subscription agreement will be considered to be an Other Subscription Agreement, and such subscriber will be considered to be an Other Subscriber, in each case, for the purposes of this Subscription Agreement.
4.3 Funding Notices.  (a) Subject to Section 4.3(e), purchases of Shares will take place on dates selected by the Company in its sole discretion (each, a “Capital Drawdown Date”) and shall be made in accordance with the provisions of Section 4.1.
(b)    The Company shall deliver to the Subscriber, at least ten (10) Business Days prior to each Capital Drawdown Date or Catch-Up Date, as applicable, a notice (each, a “Funding Notice”) setting forth (i) the Capital Drawdown Date or Catch-Up Date, as applicable, (ii) a description of the proposed use of proceeds, (iii) the Drawdown Share Amount (in the case of a Capital Drawdown Date), or the aggregate number of Shares to be sold to all Subsequent Subscribers on such date (in the case of a Capital Drawdown Date), (iv) the Drawdown Purchase Price (in the case of a Capital Drawdown Date), or the aggregate purchase price for such Shares being sold to all Subsequent Subscribers on such date (in the case of a Catch-up Purchase),  (v) the Price Per Share, and (vi) the account to which the Drawdown Purchase Price or Catch-Up Purchase Price, as applicable should be wired.

FOR ALL SUBSCRIBERS

For the purposes of this Subscription Agreement, the term “Business Day” shall have the meaning ascribed to it in Rule 14d-1(g)(3) under the Securities Act of 1934, as amended (the “Exchange Act”).
(c)    The delivery of a Funding Notice to the Subscriber shall be the sole and exclusive condition to the Subscriber’s obligation to pay the Drawdown Share Purchase Price or Catch-Up Purchase Price, as applicable, identified in each Funding Notice.
(d)    On each Capital Drawdown Date or Catch-Up Date, as applicable, the Subscriber shall pay the Drawdown Purchase Price or Catch-Up Purchase Price to the Company by bank wire transfer in immediately available funds in U.S. dollars to the account specified in the Funding Notice.
(e)     At the end of the period beginning on the date of the initial closing in respect of capital commitments to the Company (such date, the “Initial Closing Date”) and ending on the third anniversary thereof, which period may be extended by the Board for one year in its discretion (such period, including any such extension thereof, the “Commitment Period”), the Subscriber will be released from any further obligation to fund Funding Notices, except to the extent necessary to: (A) pay Company expenses, including management fees, any amounts that may become due under any borrowings or other financings or similar obligations and any other liabilities, contingent or otherwise, in each case to the extent they relate to the Commitment Period, (B) complete investments in any transactions for which there are binding written agreements as of the end of the Commitment Period (including investments that are funded in phases), (C) fund follow-on investments made in existing portfolio companies, (D) seek to maintain or protect the value of, or cover expenses related to, investments (including, without limitations, through currency hedging transactions, (E) fund obligations under any Company guarantee or indemnity made during the Commitment Period and/or (F) fund any Defaulted Commitments.
 (f)    Notwithstanding anything to the contrary contained in this Subscription Agreement, the Company shall have the right (a “Limited Exclusion Right”) to exclude any Subscriber (such Subscriber, an “Excluded Subscriber”) from purchasing Shares from the Company on any Capital Drawdown Date if, in the reasonable discretion of the Company, there is a substantial likelihood that such Subscriber’s purchase of Shares at such time would (i) result in a violation of, or noncompliance with, any law or regulation to which such Subscriber, the Company, Muzinich BDC Adviser, LLC (the “Adviser”), any Other Subscriber or a portfolio company would be subject or (ii) cause the investment by “Benefit Plan Investors” to be “significant” (each within the meaning of Section 3(42) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and certain Department of Labor regulations) and the assets of the Company to be considered “plan assets” under ERISA or Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”).
(g)    If at any time the Company determines, after consultation with the affected Subscriber and counsel to the Company, that there is a reasonable likelihood that the continuing participation in the Company by such Subscriber would cause a Material Burden, (i) such Subscriber will, upon the written request of the Company, use commercially reasonable efforts to dispose of such Subscriber’s Capital Commitment and/or Shares in the Company (or such portion of its Capital Commitment and/or Shares as the Company shall determine is sufficient to prevent or remedy such Material Burden) to any person at a price per Share equal to or greater than the net asset value per Share, in a transaction that complies with Section 8.6 (in which case the Company shall use commercially reasonable efforts to work with such Subscriber to facilitate the transaction).
“Material Burden” shall mean (i) a material violation of a statute, rule, regulation or governmental administrative policy of a U.S. federal or state or non-U.S. governmental authority or stock exchange regulatory organization applicable to a Subscriber that is reasonably likely to have a material adverse effect on a portfolio company or any affiliate thereof or on the Company, any related investment fund or Muzinich Parties (as defined below), the Adviser or any of their respective affiliates or on any Subscriber or any affiliate of any such Subscriber or, with respect to a Stockholder that is a “Benefit Plan Investor” as defined in Section 3(42) of ERISA (an “ERISA Stockholder”), on the ERISA Stockholder, the sponsor of such ERISA Stockholder or any of such sponsor’s affiliates, (ii) an occurrence, without the Company’s consent, that is reasonably likely to subject a portfolio company or any affiliate thereof or the Company, the Adviser or any of their respective affiliates or any Subscriber or any affiliate of any such Subscriber or, with respect to an ERISA Stockholder, the ERISA Stockholder, the sponsor of such ERISA Stockholder or any of such sponsor’s affiliates, to any material non-tax regulatory requirement to which it would not otherwise be subject, or that is reasonably likely to materially increase any such regulatory requirement beyond what it would otherwise have been or (iii) an occurrence that is reasonably likely to constitute or otherwise result in a non-exempt “prohibited transaction” under ERISA or Section 4975 of the Code or a violation of any law substantially similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”).

FOR ALL SUBSCRIBERS

(h) If any Subscriber is excused from funding a capital drawdown pursuant to Sections 4.3(f) or (g) above, the Company is authorized to issue an additional capital drawdown on the non-excused Subscribers sufficient to make up such shortfall, provided that no Subscriber shall ever be required to fund capital drawdowns in excess of its Unfunded Capital Commitment.
5. Remedies Upon Subscriber Default.  In the event that a Subscriber fails to pay all or any portion of the purchase price due from such Subscriber on any Capital Drawdown Date (such amount, together with the full amount of such Subscriber’s remaining Capital Commitment, a “Defaulted Commitment”) and such default remains uncured for a period of ten (10) Business Days, the Company shall be permitted to declare such Subscriber to be in default of its obligations under this Subscription Agreement (any such Subscriber, a “Defaulting Subscriber”) and shall be permitted to pursue one or any combination of the following remedies:
(a)    The Company may prohibit the Defaulting Subscriber from purchasing additional Shares on any future Capital Drawdown Date;
(b)    Twenty-five percent (25%) of the Shares then held by the Defaulting Subscriber shall be automatically transferred on the books of the Company, without any further action being required on the part of the Company or the Defaulting Subscriber, to the Other Subscribers (other than any defaulting Other Subscriber), pro rata in accordance with their respective Capital Commitments; provided, however, that notwithstanding anything to the contrary contained in this Subscription Agreement, no Shares shall be transferred to any Other Subscriber pursuant to this Section 5(b) in the event that such transfer would (i) violate the Securities Act or any state (or other jurisdiction) securities or “Blue Sky” laws applicable to the Company or such Transfer, (ii) constitute or otherwise result in a non-exempt “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code or a violation of any Similar Law or (iii) cause all or any portion of the assets of the Company to constitute “plan assets” under ERISA or Section 4975 of the Code (it being understood that this proviso shall operate only to the extent necessary to avoid the occurrence of the consequences contemplated herein and shall not prevent the Subscriber from receiving a partial allocation of its pro rata portion of Shares); provided further, that any Shares that have not been transferred to one or more Other Subscribers pursuant to the previous proviso shall be allocated among the participating Other Subscribers pro rata in accordance with their respective Capital Commitments.  The mechanism described in this Section 5(b) is intended to operate as a liquidated damage provision, since the damage to Other Subscribers resulting from a default by the Defaulting Subscriber is both significant and not easily susceptible to precise quantification.  By entry into this Subscription Agreement, the Subscriber agrees to this transfer and acknowledges that it constitutes a reasonable liquidated damage remedy for any default in the Subscriber’s obligation of the type described; and
(c)    The Company may pursue any other remedies against the defaulting Subscriber available to the Company, subject to applicable law.
(d)    If any Subscriber fails to pay all or any portion of the purchase price due on any Capital Drawdown Date, the Company is authorized to issue an additional capital drawdown on the non-defaulting or non-delinquent Subscribers to make up such shortfall, provided that no Subscriber shall ever be required to fund capital drawdowns in excess of its Unfunded Capital Commitment.

FOR ALL SUBSCRIBERS

6. Credit Facility.  In connection with any financings, borrowings, indebtedness, or guarantees of the Company and any of its affiliates that are party thereto (each, a “Credit Facility”), the Company shall be authorized to directly or indirectly collateralize such financings, borrowings, indebtedness or guaranty, and pledge, mortgage, assign, transfer and/or grant security interests in, directly or indirectly to the lender of such indebtedness or guaranty, (i) investments in portfolio companies and the proceeds thereof and any other assets, (ii) the Unfunded Capital Commitments; (iii) the Company’s right to initiate capital calls and collect on the Unfunded Capital Commitment of any Subscriber hereunder; (iv) the Capital Commitments made to the Company; (v) the Company’s rights to enforce the funding of a Capital Commitment hereunder and under the Other Subscription Agreements; and (vi) a Company collateral account into which the payment by any Subscriber of its Unfunded Capital Commitment is to be made.  Any such collateral pledge may be made directly by the Company to the lender of the Credit Facility or indirectly to such lender by first pledging such collateral to a subsidiary or agent of the Company, which subsidiary or agent then on pledges such rights ultimately to the lender under the Credit Facility.  To the extent that the Company or any of its subsidiaries has outstanding obligations under a Credit Facility that relies upon any of the collateral referred to in clauses (ii) through (vi) above, and with the knowledge that the Credit Facility lender is relying on each of the following agreements and undertakings of the Subscribers in this Section 6 in connection with the extension of credit to the Company, each Subscriber shall be obligated to fund any remaining portion of its Unfunded Capital Commitment when due pursuant to this Subscription Agreement (whether called by the Company or directly by the lender under the Credit Facility) without defense, counterclaim or offset of any kind, including any defense arising under Section 365(c) of the U.S. Bankruptcy Code, if applicable, provided that such agreement to fund shall not act as a waiver by such Subscriber of its right to assert independently any claim that the Subscriber may have against any other Subscriber or the Company. In the event that, as a result of any such pledge, mortgage, assignment, transfer or grant of a security interest, a Subscriber makes a payment directly to the Company account as requested by a lender under a Credit Facility, such payment shall be deemed to be a Capital Contribution of such Subscriber to the Company in all respects.
Each Subscriber hereby (i) acknowledges that the Company has informed such Subscriber that the Company may enter into a Credit Facility at any time, including during and/or after the Commitment Period, and that such Credit Facility may include a pledge of collateral referred to in clauses (ii) through (vi) above and, directly or indirectly, grant the related lender the right to initiate capital calls in the name of the Company when an event of default under such Credit Facility exists, which each Subscriber shall fund, to the Company, consistent with the terms hereof and its obligations hereunder; (ii) acknowledges that for so long as the Credit Facility is in place, except with the prior consent of the lender thereunder, the Company may have agreed not to amend, modify, cancel, terminate, reduce, suspend or waive any of such Subscriber’s obligations under this Subscription Agreement in a manner that could be materially adverse to the rights of the lender contemplated by this paragraph; and (iii) agrees, if requested by the Company, to provide to the Company: (A) to the extent publicly available, as soon as reasonably available after the end of such Subscriber’s fiscal year, a copy of such Subscriber’s annual report, if available, or such Subscriber’s balance sheet as of the end of such fiscal year and the related statements of operations for such fiscal year prepared or reviewed by independent public accountants in connection with such Subscriber’s annual reporting requirements; (B) from time to time, a certificate confirming the remaining amount of such Subscriber’s Unfunded Capital Commitment; and (C) such other consents and documents as may be reasonably requested by the Company to acknowledge the same.

FOR ALL SUBSCRIBERS

7. Representations and Warranties of the Company.  The Company represents and warrants to the Subscriber (as of the date this Agreement is accepted by Company) that:
7.1. Formation and Standing.  The Company is duly formed, validly existing and in good standing as a corporation under the laws of its jurisdiction of organization, has all requisite power and authority to carry on its business as now conducted and as proposed to be conducted as described in this Subscription Agreement, the Offering Document and the Governing Documents and is duly qualified to transact business and is in good standing in every jurisdiction in which the character of its business makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on its business operations.
7.2. Authorization of Agreement, etc. The execution, delivery and performance by the Company of this Subscription Agreement have been authorized by all necessary action, and this Subscription Agreement, when duly executed and delivered by the Subscriber and the Company, will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally or to general principles of equity.  The execution, delivery and performance by the Company of the Governing Documents have been authorized by all necessary action, and the Governing Documents will constitute legal, valid and binding documents of the Company, enforceable against the Company in accordance with their terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally or to general principles of equity.
7.3. Compliance with Laws and Other Instruments.  Each of (a) the execution and delivery of this Subscription Agreement by the Company, the performance by the Company of its obligations under this Subscription Agreement and the consummation by the Company of the transactions contemplated hereby and (b) the execution and delivery of the Governing Documents by the Company, the performance by the Company of its obligations under the Governing Documents and the consummation by the Company of the transactions contemplated thereby: (i) does not conflict with or result in any breach or violation of or default under the organizational documents governing the Company, as applicable, (ii) does not conflict with or result in any breach or violation of or default under any material agreement or other instrument to which the Company is a party or by which the Company, or any of its properties or rights are bound, or any material license, permit, franchise, judgment, decree, award, statute, rule or regulation applicable to the Company or its business, properties or rights, other than such conflicts, breaches, violations or defaults that would not have a material adverse effect on the Company or otherwise are not material to the performance of the obligations of the Company under this Subscription Agreement or the Governing Documents, (iii) does not violate any applicable material statute or regulation, other than such violations that would not have a material adverse effect on the Company or otherwise are not material to the performance of the obligations of the Company under this Subscription Agreement or the Governing Documents or (iv) does not require the filing or registration with, or the approval, authorization, license or consent of, any court or governmental department, agency or authority, or any third party which has not already been duly and validly made or obtained, except where the failure to make such filing or registration or obtain such approval, authorization, license or consent would not have a material adverse effect on the Company.
7.4. No Legal Action Pending, etc.  There is no legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding (whether federal, state, local or foreign) pending or, to the knowledge of the Company, threatened against (a) the Company, (b) the Adviser or (c) Muzinich & Co., Inc., that in the case of each of (a), (b) and (c), if adversely determined, is reasonably likely to have a material adverse effect on the Company or the Adviser.
FOR ALL SUBSCRIBERS

7.5. Issuance of Shares.  The Shares of the Company have been duly authorized for issuance and, when issued and delivered against payment therefore in accordance with the terms, conditions, requirements and procedures described in the Governing Documents and the Subscription Agreement, will be validly issued and fully paid and non-assessable.
7.6. Certain Conflicts of Interest.  The Company confirms that all service and other contractual arrangements (excluding arrangements specifically contemplated in the Governing Documents or the Subscription Agreements) that involve the payment of any fee or expense by the Company between (i) the Company and (ii) the Adviser or its affiliates, shall be reviewed by the Board in accordance with the Investment Company Act and the rules and regulations promulgated thereunder.
8. Representations, Warranties and Covenants of the Subscriber. The Subscriber represents, warrants and covenants to the Company and the Adviser, as of the date that this Subscription Agreement  is signed by the Subscriber, as of the Closing Date, as of each date on which it makes a capital contribution to the Company and on the subsequent dates specified below (to the extent specified below) that:
8.1. Authorization of Purchase and Compliance with Laws and Other Instruments.  The persons signing this Subscription Agreement (taking into account the power of attorney granted to the Company pursuant to Section 10 of this Subscription Agreement) on the Subscriber’s behalf are duly authorized to sign and enter into this Subscription Agreement on the Subscriber’s behalf.
8.1.1. If the Subscriber is an Entity: (a) it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) the execution, delivery and performance by it of this Subscription Agreement are within its powers, have been duly authorized by all necessary action on its behalf, require no action by or in respect of, or filing with, any governmental body, agency or official, or any third party (except as disclosed in writing to the Company as of the date that this Subscription Agreement is signed by the Subscriber) and do not and will not contravene, or constitute a default under, (i) any provision of its certificate of incorporation, limited liability company operating agreement, limited partnership agreement or other comparable organizational documents or (ii) any provision of applicable law, rule or regulation or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Subscriber or any material agreement or other instrument to which the Subscriber is a party or by which the Subscriber or any of its respective properties is bound, or any material license, permit or franchise applicable to the Subscriber or its business, properties or rights other than such contraventions or defaults that do not impair or otherwise affect the Subscriber’s ability to perform its obligations under this Subscription Agreement or are not material to the Subscriber’s financial condition; and (c) this Subscription Agreement constitutes the legal, valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally or to general principles of equity.  Neither the execution, delivery or performance of this Subscription Agreement by the Subscriber, nor the consummation of the transactions contemplated hereby, will result in the creation or imposition of any lien or encumbrance upon any of the assets or properties of such Subscriber.
8.1.2. If the Subscriber is an Individual, (a) the execution, delivery and performance by the Subscriber of this Subscription Agreement are within such person’s legal right and power, require no action by or in respect of, or filing with, any governmental body, agency or official, or any third party (except as disclosed in writing to the Company as of the date that this Subscription Agreement is signed by the Subscriber), and do not and will not contravene, or constitute a default under, any provision of applicable law, rule or regulation or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Subscriber or any material agreement or other instrument to which the Subscriber is a party or by which the Subscriber or any of its respective properties is bound, other than contraventions or defaults that do not impair or otherwise affect the Subscriber’s ability to perform its obligations under this Subscription Agreement or are not material to the Subscriber’s financial condition; and (b) this Subscription Agreement constitutes the legal, valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally or to general principles of equity.  Neither the execution, delivery or performance of this Subscription Agreement by the Subscriber, nor the consummation of the transactions contemplated hereby, will result in the creation or imposition of any lien or encumbrance upon any of the assets or properties of such Subscriber.  If the individual subscribing in the Company is investing assets on behalf of an IRA, the individual who established the IRA has signed the signature page of this Subscription Agreement and confirms that such individual (i) has directed the custodian or trustee of the IRA to execute the acknowledgement on the signature page and (ii) has signed below to indicate that he or she has reviewed, directed and certifies to the accuracy of the representations and warranties made herein with respect to the IRA and the individual Subscriber.
8.2. No Legal Action Pending, etc.  There is no legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding (whether federal, state, local, or foreign) pending or, to the knowledge of the Subscriber, threatened against the Subscriber that, if adversely determined, is reasonably likely to impair or otherwise affect the Subscriber’s ability to perform its obligations under this Subscription Agreement or is reasonably likely to have a material adverse effect on the Subscriber’s financial condition.
8.3. Acknowledgment of Risks; Access to Information. The Subscriber hereby acknowledges it has been provided and has carefully reviewed the Offering Document and the Governing Documents.  The Subscriber understands the risks of, and other considerations relating to, the purchase of Shares, including, without limitation, the information appearing in the Confidential Offering Memorandum under the headings “Risk Factors” and “Brokerage Allocation and Other Practices” and in the Form 10 Registration Statement under the heading “Certain U.S. Federal Income Tax Consequences,” and the effect of the provisions of Section 5 of this Subscription Agreement (relating to Subscribers that default on their obligations to make Capital Commitments).  The Subscriber also has been afforded the opportunity to obtain any additional information necessary to verify the accuracy of the information in the Offering Document and the Governing Documents.  The Company has answered all of the Subscriber’s inquiries, if any.  In deciding to acquire Shares, the Subscriber has not relied upon any information from the Company or the Adviser or any of their respective partners, members, officers, counsel, representatives or agents (including, without limitation, any placement agent of the Company, the “Placement Agent”) or any other person, other than information contained in the Offering Document or Governing Documents and in the answers provided by the Company to such inquiries.  The Subscriber was not solicited to invest in the Company by any form of general solicitation, holds a pre-existing substantive business relationship with representatives of the Company, and has previously provided information regarding the Subscriber’s financial situation and sophistication as an investor.
FOR ALL SUBSCRIBERS

8.4. Evaluation and Ability to Bear Risks.  The Subscriber’s decision to invest in the Company was made by the Subscriber as person(s) who (a) are independent of the Company, the Adviser and the Placement Agents and their respective affiliates, (b) are authorized to make such investment decisions, and (c) have relied on their own tax, legal and financial advisers with regard to all matters relating to the Subscriber’s investment in the Company (including federal, state and local tax matters) and not on any advice or recommendation of the Company, the Adviser or the Placement Agent or any of their respective affiliates, notwithstanding anything in Section 8.3 to the contrary.  The Subscriber’s prior investment experience and its general knowledge about the management, proposed operations and prospects of the Company enable the Subscriber, together with the Subscriber’s advisers, to make an informed decision with respect to the merits and risks of an investment in the Company. The Subscriber is able to bear the economic risk of its acquisition of Shares, including a complete loss of its investment in the Company.  The Subscriber acknowledges and agrees that (i) it is not a client of the Adviser with respect to its investment in the Company, (ii) the Adviser provides services (including any reporting to or consultation with investors of the Company) solely to the Company, including any reporting to or consultation with investors thereof (except as may be described in the Offering Document).
8.5. Purchase of an Investment.  The Subscriber represents and warrants that it is committing to acquire Shares for investment purposes only and not with a view to the resale or distribution of all or any part of such Shares and the Subscriber has no present intention, agreement or arrangement to divide its participation with others or to sell, assign, transfer or otherwise dispose of all or any part of such Shares and/or any right or obligation to purchase such Shares. The Subscriber understands that it must bear the economic risk of its investment in Shares for an indefinite period of time, because, among other reasons, the offering and sale of Shares has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and that they may not be resold or otherwise disposed of unless they are registered thereunder or an exemption from registration is available.  The Subscriber also understands that transfers of Shares and/or any right or obligation to purchase such Shares are further restricted by the provisions of this Subscription Agreement and the Governing Documents, and may be restricted by applicable state and non-U.S. securities laws, that no market exists or is expected to develop for the Shares.
8.6. Share Transfer Restrictions.
(a)     The Subscriber may not sell, offer for sale, exchange, transfer, assign, pledge, hypothecate or otherwise dispose of (each, a “Transfer”) any of its Shares or its Capital Commitment unless (i) the Company provides prior written consent; provided, that the Company shall not unreasonably withhold, condition or delay its consent to any Transfer by the Subscriber to an affiliate of the Subscriber; (ii) the Transfer is made in accordance with applicable securities laws, and (iii) the Transfer is otherwise in compliance with the transfer restrictions set forth in clauses (A) through (D) below.  No Transfer will be effectuated except by registration of the Transfer on the Company books.  Each transferee must agree to be bound by these restrictions and all other obligations as an investor in the Company.  Following an IPO and/or listing, the Subscriber may be restricted from selling or disposing of its Shares by applicable securities laws or contractually by a lock-up agreement with the underwriters of the IPO. Transfer restrictions include:
(A) Prior to any IPO and/or listing, no Transfer of the Subscriber’s Capital Commitment or all or any fraction of the Subscriber’s Shares may be made without (1) registration of the Transfer on the Company books and (2) the prior written consent of the Company. For the avoidance of doubt, the Company may withhold consent if any such transfer would have adverse tax, regulatory or other consequences, including without limitation in cases where (1) the creditworthiness of the proposed transferee, as determined by the Company in its sole discretion, is not sufficient to satisfy all obligations under the Subscription Agreement or (2) the Company is not provided with evidence satisfactory to the Company in form and substance to the Company, which the Company may require to be in the form of an opinion of counsel (who may be counsel for the Company or the Subscriber) that:
(I)	such Transfer would not violate the Securities Act or any state (or other jurisdiction) securities or “Blue Sky” laws applicable to the Company or the Shares to be Transferred;
(II)	such Transfer would not cause all or any portion of the assets of the Company to constitute “plan assets” for purposes of ERISA or Section 4975 of the Code;
(III)	such Transfer will not violate any law, regulation or other governmental rule applicable to such Transfer; and
(IV)
such Transfer will not (A) subject the Company, the Adviser or any of their affiliates or any officer, director or employee of the Company or the Adviser or any of their affiliates to additional regulatory requirements the compliance with which would subject the Company or such other Person to material expense or burden (unless such affected person consents to such Transfer).

(B) The Subscriber agrees that it will pay all reasonable expenses, including attorneys’ fees, incurred by the Company in connection with any Transfer of all or any fraction of its Shares, prior to the consummation of such Transfer.
(C) Any person that acquires all or any fraction of the Capital Commitment and/or Shares of the Subscriber in a Transfer permitted under this Subscription Agreement shall be obligated to pay to the Company the appropriate portion of any amounts thereafter becoming due in respect of the Capital Commitment committed to be made by its predecessor in interest. The Subscriber agrees that, notwithstanding the Transfer of all or any fraction of its Capital Commitment and/or Shares, as between it and the Company it will remain liable for its Capital Commitment and for all payments of any Drawdown Purchase Price required to be made by it (without taking into account the Transfer of all or a fraction of such Capital Commitment and/or Shares) prior to the time, if any, when the purchaser, assignee or transferee of such Shares, or fraction thereof, becomes a holder of such Capital Commitment and/or Shares.

FOR ALL SUBSCRIBERS

(D) The Company shall not recognize for any purpose any purported Transfer of all or any fraction of the Capital Commitment and/or Shares and shall be entitled to treat the transferor of Capital Commitment and/or Shares as the absolute owner thereof in all respects, and shall incur no liability for distributions or dividends made in good faith to it, unless the Company shall have given its prior written consent thereto and there shall have been filed with the Company a dated notice of such Transfer, in form satisfactory to the Company, executed and acknowledged by both the seller, assignor or transferor and the purchaser, assignee or transferee, and such notice (1) contains the acceptance by the purchaser, assignee or transferee of all of the terms and provisions of this Subscription Agreement and its agreement to be bound thereby, and (2) represents that such Transfer was made in accordance with this Subscription Agreement, the provisions of the Offering Document and all applicable laws and regulations applicable to the transferee and the transferor.
8.7. State Governing Subscription. (For U.S. domestic Subscribers only. Does not apply to foreign Subscribers.)  The Subscriber was offered Shares in the state listed as the Subscriber’s address on Schedule 1.
8.8. Obligation to Make Payments and Compliance with Laws and Regulations.  The Subscriber confirms that (a) the Subscriber is obligated to pay the Company any amounts that the Company is required to withhold or pay with respect to or on behalf of the Subscriber and that exceed amounts then available for distribution to the Subscriber, whether or not the Subscriber has withdrawn from the Company or the Company has terminated or dissolved, (b) to the extent that the Subscriber owes any amounts to the Company hereunder, the Subscriber understands and agrees that the Company may withhold such amounts from any distributions that otherwise would be made to the Subscriber under the Governing Documents and this Subscription Agreement in satisfaction thereof (it being understood that such amounts shall be deemed distributed), without waiver of any other rights the Company may have hereunder or thereunder, and (c) the Subscriber is responsible for compliance with all tax, exchange control, reporting and other laws and regulations applicable to its investment in the Company.
8.9. Prohibited Categories.  The Subscriber: (i) is not registered as an investment company under the Investment Company Act; (ii) has not elected to be regulated as a “business development company” under the Investment Company Act; and (iii) either (A) is not relying on the exception from the definition of “investment company” under the Investment Company Act set forth in Section 3(c)(1) or 3(c)(7) thereunder or (B) is otherwise permitted to acquire and hold more than 3% of the outstanding voting securities of a company that has elected to be regulated as a business development company under the Investment Company Act.
8.10. Applicable Categories.  The Subscriber hereby certifies to the Company that the categories initialed below apply to the Subscriber. (The Subscriber must initial each applicable category.)
____ The Subscriber is a Benefit Plan Investor (as defined in Schedule 2).
____ The Subscriber is an Other Plan Investor (as defined in Schedule 2 – e.g., a “governmental” plan).
____ The Subscriber is a Tax-Exempt Partner (i.e., exempt from income taxation under §501 of the Internal Revenue Code).
____ The Subscriber is a BHC Subscriber1 (i.e, a bank holding company registered under the BHC Act or a non bank subsidiary thereof).
____ The Subscriber is a Foundation Partner (as defined in §509 of the Internal Revenue Code).
____ The Subscriber is a “United States person” for U.S. federal income tax purposes.
____ The Subscriber is a “charitable remainder trust” within the meaning of Section 664 of the Code.
____ The Subscriber is or may become a person (including an entity) that has discretionary authority or control with respect to the assets of the Company or a person who provides investment advice with respect to the assets of the Company or an “affiliate” of such a person.  (For purposes of the foregoing, an “affiliate” is any person controlling, controlled by or under common control with any such person, including by reason of having the power to exercise a controlling influence over the management or policies of such person.)
____ The Subscriber is subject to the Freedom of Information Act, 5 U.S.C § 552 (“FOIA”), any state public records access laws, any state or other jurisdiction’s laws similar in intent or effect to FOIA, or any similar statutory or legal right that might result in the disclosure of confidential information relating to the Company (together with FOIA, “Public Disclosure Laws”).  Please indicate the relevant Public Disclosure Laws to which the Subscriber is subject.
__________________________________________________________________
__________________________________________________________________
__________________________________________________________________

8.11. Sale of Shares.  The Subscriber understands and agrees that the Company may cause the Subscriber to sell all or a portion of its Shares in accordance with the provisions of the Governing Documents and this Subscription Agreement, including Section 4.3 hereof.

1 A BHC Subscriber is defined as a subscriber that is a bank holding company, as defined in Section 2(a) of the Bank Holding Company Act of 1956, as amended (the “BHC Act”), a non-bank subsidiary (for purposes of the BHC Act) of a bank holding company, a foreign banking organization, as defined in Regulation K of the Board of Governors of the Federal Reserve System (12 C.F.R.  § 211.23) or any successor regulation, or a non-bank subsidiary (for purposes of the BHC Act) of a foreign banking organization which subsidiary is engaged, directly or indirectly in business in the United States and which in any case holds Shares for its own account.

FOR ALL SUBSCRIBERS

8.12. Swaps.  The Subscriber represents and warrants that Subscriber will not enter into a swap, structured note or other derivative instrument, the return from which is based in whole or in part, directly or indirectly, on the return with respect to the Company or its Shares (a “Swap”) with a counterparty or counterparties (each, a “Counterparty”), such that the Counterparty would be deemed to be: (i) a beneficial owner of Shares in the Company for purposes of the Investment Company Act; (ii) the beneficial owner of Shares in the Company for purposes of the Commodity Exchange Act, as amended, or the rules of the CFTC; (iii) an offeree or purchaser of Shares for purposes of the Securities Act; (iv) a client of the Adviser for purposes of the Investment Advisers Act of 1940, as amended (the “Advisers Act”); (iv) a purchaser of Shares for purposes of the Exchange Act (including, without limitation the anti-fraud rules thereunder); or (v) a holder of Shares who is an investor in a Plan.
8.13. Correctness of Information.  The Subscriber represents and warrants that the information it has provided in this Subscription Agreement, its Annexes, Schedules and Exhibits (collectively “Attachments”) (which Attachments are incorporated in this Subscription Agreement by reference as if expressly set forth herein), and, to its knowledge, in any U.S. Internal Revenue Service or other tax form delivered to the Company or the Adviser, is true, accurate and complete and may be relied upon by the Company for any purpose, including the establishment of subscriber-related facts underlying claims of exemption from the registration provisions of federal and state securities laws. The Subscriber acknowledges that the Company and the Adviser are relying on such information in connection with (a) the acceptance of the Subscriber’s subscription hereunder, (b) not registering the offer and sale of Shares under the Securities Act or any state securities laws, (c) if applicable, determining whether Benefit Plan Investors (as defined in Schedule 2) own less than 25% of the value of Shares, as determined under the Plan Asset Regulation (as defined in Schedule 2), from time to time, and (d) the management of the Company’s business.  If at any time during the term of the Company any of the representations and warranties contained in this Subscription Agreement (including the Annexes, Schedules and Exhibits attached hereto) shall cease to be true, the Subscriber will promptly notify the Company in writing.
9. Power of Attorney; Appointment of Company as Attorney-in-fact and Agent.
(a) The Subscriber hereby constitutes and appoints the Company its true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for the Subscriber and in the Subscriber’s name, place and stead, in any and all capacities and to take any and all other actions as are authorized by the power of attorney contained in this Subscription Agreement.  The power of attorney granted hereby shall be deemed an irrevocable special power of attorney, coupled with an interest, which the Company may exercise for the Subscriber by the signature of the Company or by listing the Subscriber as a Stockholder executing any instrument with the signature of the Company as attorney-in-fact for the Subscriber.  This grant of authority shall survive the assignment by the Subscriber of the whole or any portion of the Subscriber’s Shares, except where the assignment is of all of the Subscriber’s Shares in the Company and the assignee thereof, with the consent of the Company, is admitted as a Stockholder; provided, however, this power of attorney shall survive the delivery of such assignment for the sole purpose of enabling any such attorney-in-fact to effect such substitution. The Company, as attorney-in-fact for the Subscriber, may make, execute, sign, acknowledge, swear to, record and file:
(i) all certificates and other instruments deemed advisable by the Company in order for the Company to enter into any borrowing or pledging arrangement, including any Credit Facility;

FOR ALL SUBSCRIBERS

(ii) all certificates and other instruments deemed advisable by the Company to comply with the provisions of this Subscription Agreement and applicable law or to permit the Company to become and/or to continue as a business development company under the Investment Company Act, and
(iii) all other instruments or papers not inconsistent with the terms of this Subscription Agreement which the Company considers advisable.
10. Agents; Nominees.  In the event (as indicated on Schedule 1) that the Subscriber is acting as an agent pursuant to a power-of-attorney (“Agent”), or nominee (a “Nominee”) for an individual or entity that will be the beneficial owner of the Shares, (i) in the case of an Agent, the Agent represents and warrants that the representations, warranties, and agreements made in this Subscription Agreement are made by the Agent with respect to and on behalf of the beneficial owner as the Subscriber, and (ii) in the case of a Nominee who will be the Subscriber, the Nominee makes such representations on behalf of the Nominee, as the Subscriber, and the beneficial owner of the Shares subscribed for hereby.  The Agent or Nominee, as the case may be, represents and warrants that the Agent or Nominee has all requisite power and authority from said beneficial owner to execute and perform the obligations on behalf of the beneficial owner (and, as applicable, on its own behalf as record owners of the Shares) under this Subscription Agreement and the Governing Documents, and hereby agrees to indemnify and hold harmless the Company, the Adviser and their respective affiliates, against any and all loss, liability, claim, damage, cost, and expense whatsoever (including, but not limited to, legal fees and expenses) arising out of, or resulting from, or based upon, any misrepresentation or breach of warranty of this Section 10.
11. Company Elections.  The Subscriber understands that the Company intends to file elections to be treated as (i) a “business development company” under the Investment Company Act and (ii) a regulated investment company within the meaning of Code Section 851, for U.S. federal income tax purposes; pursuant to those elections, the Subscriber will be required to furnish certain information to the Company as required under Treasury Regulations § 1.852-6(a) and other regulations.  If the Subscriber is unable or refuses to provide such information directly to the Company, the Subscriber understands that it will be required to include additional information on its income tax return as provided in Treasury Regulation §1.852-7.
12. Early Termination. If the Company’s Board determines that there has been a significant adverse change in the regulatory or tax treatment of the Company or its stockholders that in its judgment makes it inadvisable for the Company to continue in its present form, then the Board will endeavor to restructure or change the form of the Company to preserve (insofar as possible) the overall benefits previously enjoyed by stockholders as a whole or, if the Board determines it appropriate (and subject to any necessary stockholder approvals and applicable requirements of the Investment Company Act), (i) cause the Company to change its form and/or jurisdiction of organization or (ii) wind down and/or liquidate and dissolve the Company.
13. Muzinich Name and Mark.  The Subscriber acknowledges that: (i) the “Muzinich” name and mark are the property of the Muzinich & Co., Inc. or its affiliates; (ii) the Company’s authority to use such name and mark may be withdrawn by Muzinich & Co., Inc. or its affiliates without compensation to the Company; (iii) no Subscriber shall, by virtue of its ownership of Shares in the Company, hold any right, title or interest in or to such name and mark; and (iv) following the dissolution and liquidation of the Company, all right, title and interest in and to such name and mark shall be held solely by Muzinich & Co., Inc. or its affiliates.

FOR ALL SUBSCRIBERS

14. No Third-Party Beneficiaries.  Except as provided with respect to a lender under a Credit Facility in accordance with Section 6, or such parties entitled to indemnification in Section 10 and/or Section 15.2, the provisions of this Subscription Agreement are not intended to be for the benefit of or enforceable by any third party.  Without limiting the foregoing, no third party shall, except as permitted by law and this Subscription Agreement, have any right to (i) enforce or demand enforcement of a Subscriber’s Capital Commitment, obligation to return distributions, or obligation to make other payments to the Company as set forth in this Subscription Agreement or (ii) demand that the Company issue any capital call.
15. Miscellaneous Provisions.
15.1. Amendments and Waivers.  This Subscription Agreement may be amended only with the written consent of the Subscriber and the Company. The observance of any provision of this Subscription Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party hereto that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of such party waiving such term or condition.  No waiver by any party hereto of any provision of this Subscription Agreement in any one or more instances shall be deemed to be or construed as a waiver of the same or other provision of this Subscription Agreement on any future occasion.  No delay or omission in the exercise of any power, remedy or right herein provided or otherwise available to any party hereto shall impair or affect the right of such party thereafter to exercise the same.  Any extension of time or other indulgence granted to any party hereto shall not otherwise alter or affect any power, remedy or right with respect to the other party hereto, or the obligations of the party hereto to whom such extension or indulgence is granted.  All remedies, either under this Subscription Agreement or by law or otherwise afforded, shall be cumulative and not alternative.
15.2. Survival of Representations and Warranties; Indemnity.  All representations and warranties contained herein or in any Attachments hereto made by the Subscriber shall survive indefinitely following the execution and delivery of this Subscription Agreement, and the issue and sale of Shares.  The Subscriber shall and hereby does agree to indemnify and hold the Company, the Adviser and their affiliates and each of their respective controlling persons, officers, directors, members, partners, and employees, free and harmless from and in respect of any and all claims, actions, demands, causes of action, liabilities, losses and expenses whatsoever (including, without limitation, attorneys’ fees) arising from the breach or alleged breach of any of the representations, warranties or covenants made by or on behalf of Subscriber in this Subscription Agreement or in any Attachments hereto, or in the Governing Documents.  Any claims for indemnity may be offset against subsequent distributions subject to applicable law.
15.3. Successors and Assigns.  This Subscription Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors of the parties hereto.  However, the Subscriber shall not transfer this Subscription Agreement or any of its rights in, to or under this Subscription Agreement and any attempted transfer shall be void and without force or effect.

FOR ALL SUBSCRIBERS

15.4. Notices.  All notices, requests and other communications hereunder must be in writing and shall be deemed to have been duly given only if delivered (a) in person, (b) by registered or certified mail (c) by private courier, (d) by facsimile or (e) by e-mail.    All notices to the Company shall be delivered to Muzinich BDC, Inc., c/o Muzinich BDC Adviser, LLC, 450 Park Avenue, New York, NY  10022, Attention: Legal Department, telecopier number (212)888-4368 or email legal@muzinich.com.  All notices to the Subscriber shall be delivered to the address, telecopier number and email address provided by the Subscriber in Section 5 of Schedule 1 attached hereto.  The Subscriber may designate a new address for notices by giving written notice to that effect to the Company.  The Company may designate a new address for notices by giving written notice to that effect to the Subscriber.  A notice given in accordance with the foregoing clauses (a), (b) and (c) shall be deemed to have been effectively given three Business Days after such notice is mailed by registered or certified mail, return receipt requested, or one Business Day after such notice is sent by overnight FedEx or other one-day provider, to the proper address, or at the time delivered when delivered in person or by private courier.  A notice given by facsimile or email shall be deemed to have been effectively given when sent unless the sender receives a message relating to an error in transmission.
15.5. Applicable Law.  Subject to Section 8.7, this Agreement shall be construed in accordance with the laws of the State of Delaware and the applicable provisions of the Investment Company Act. To the extent the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control.
15.6. Arbitration.  Any dispute relating to this Subscription Agreement which cannot be amicably resolved between the parties shall be resolved by binding arbitration conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association then prevailing, and the decision of the arbitrators shall be final and binding on all the parties.  Notwithstanding the foregoing, the parties agree that no consequential, indirect, exemplary or punitive damages shall be awarded in any such arbitration.  The costs of the arbitration (other than fees and expenses of counsel, which shall be the responsibility of the parties retaining such counsel) shall be shared equally by the parties, subject to the indemnification provisions set forth in Section 15.2.  The parties agree that exclusive venue for any arbitration pursuant to this Section 15.6 shall be New York, New York and that notice of such arbitration may be provided in the manner set forth in Section 15.4.
15.7. No Independent Legal Representation.  Dechert LLP (“Dechert”) has acted as legal counsel to the Company in connection with the offering of Shares.  Dechert also acts as legal counsel to the Adviser and its affiliates.  Conflicts could arise due to these multiple representations.  The Subscriber understands that, in connection with the offering and subsequent advice provided to the Company, Dechert will not represent Stockholders of the Company, and no independent legal counsel has been retained to represent the Stockholders of the Company.  The Subscriber hereby acknowledges and agrees that in the event that any dispute or controversy arises between any Subscriber and the Company or between any Subscriber and the Adviser and/or any of its affiliates that Dechert represents, then each Subscriber agrees that Dechert may represent the Company or the Adviser and/or its affiliates in any such dispute or controversy to the fullest extent permitted by applicable law, regulation or professional rules in the relevant jurisdictions and each Subscriber hereby consents to such representation.
15.8. Headings, etc. The table of contents and the headings of the sections of this Subscription Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.
15.9. Severability.  In the event any provision of this Subscription Agreement is determined to be invalid or unenforceable, such provision shall be deemed severed from the remainder of this Subscription Agreement and replaced with a valid and enforceable provision as similar in intent as reasonably possible to the provision so severed, and shall not cause the invalidity or unenforceability of the remainder of this Subscription Agreement.
FOR ALL SUBSCRIBERS

15.10. Entire Agreement.  This Subscription Agreement, together with its Attachments (which Attachments are incorporated in this Subscription Agreement by reference), constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and any other prior or contemporaneous written or oral agreements, statements or assurances with respect to this subject matter are hereby rescinded and terminated.
15.11. Irrevocability and Acceptance.  This Subscription Agreement is and shall be irrevocable by the undersigned but will not be binding on the Company unless and until it is agreed to and accepted by the Company.  The Company in its sole discretion may accept this Subscription Agreement with respect to the Capital Commitment in whole or in part.  Acceptance will be given either by delivery of this Subscription Agreement to the Subscriber with the form of acceptance executed by the Company or by such execution and written notice thereof to the Subscriber.  This Subscription Agreement will expire if it is not accepted by the Company on or prior to nine months from the date Subscriber has executed this Subscription Agreement.
15.12. Counterparts; Facsimile or PDF Signatures. This Subscription Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.  Facsimile or PDF counterpart signatures to this Subscription Agreement shall be acceptable and binding.
15.13. Electronic Delivery of Communications.  The Subscriber hereby acknowledges and agrees that the Company and/or the Adviser may deliver and make reports, statements and other communications, including, without limitation, the Offering Documents, this Subscription Agreement, Form 1099s and other tax-related information and documentation (“Account Communications”), available to the Subscriber in electronic form, such as e-mail or by posting on a web site.  It is the Subscriber’s affirmative obligation to notify the Company in writing if the Subscriber’s e-mail address(es) listed in Section 5 of Schedule 1 change(s).  The Subscriber may revoke or restrict its consent to electronic delivery of Account Communications at any time by notifying the Company, in writing, of the Subscriber’s intention to do so, and will thereafter receive such Account Communications in paper form.
16. Compliance with the U.S. Patriot Act
16.1. Compliance with the U.S. Patriot Act.  The Subscriber hereby understands that to help the United States government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each Subscriber who opens an account, all as set forth on Schedule 1.  The responses provided on such Schedule are deemed to be made in this Subscription Agreement as if expressly set forth herein.
FOR ALL SUBSCRIBERS

17. Confidentiality.
(a) The Subscriber acknowledges that the Offering Document and other information relating to the Company have been submitted to the Subscriber on a confidential basis for use solely in connection with the Subscriber’s consideration of the purchase of Shares.  The Subscriber agrees that, without the prior written consent of the Company (which consent may be withheld at the sole discretion of the Company), the Subscriber shall not (i) reproduce the Offering Document or any other information relating to the Company, in whole or in part, or (ii) disclose the Offering Document or any other information relating to the Company to any person who is not an officer or employee of the Subscriber who is involved in its investments, or partner (general or limited) or affiliate of the Subscriber (it being understood and agreed that if the Subscriber is a pooled investment fund, it shall only be permitted to disclose the Offering Document or other information related to the Company to its limited partners or underlying investors if the Subscriber has required its limited partners or underlying investors to enter into confidentiality undertakings no less onerous than the provisions of this Section 17), except to the extent (A) such information has become generally available to the public other than as a result of the breach of this Section 17 by the Subscriber or any agent or affiliate of the Subscriber; (B) such information may be required to be included in any report, statement or testimony required to be submitted to any municipal, state or national regulatory body having jurisdiction over the Subscriber; (C) such information may be required in response to any summons or subpoena or in connection with any litigation; (D) necessary to comply with any law, order, regulation or ruling applicable to the Subscriber; (E) it is necessary to disclose such information to the Subscriber’s employees and professional advisors (including the Subscriber’s auditors and counsel and, for an ERISA Stockholder, such Persons as are necessary for the proper administration of the ERISA plan), so long as such Persons are advised of the confidentiality obligations contained herein; and (F) such information may be required in connection with an audit by any taxing authority.  The Subscriber further agrees to return the Offering Document and any other information relating to the Company if no purchase of Shares is made or upon the Company’s request therefore.  The Subscriber acknowledges and agrees that monetary damages would not be sufficient remedy for any breach of this section by it, and that in addition to any other remedies available to the Company in respect of any such breach, the Company shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach.
(b) The Subscriber further acknowledges that all information received in connection with this Subscription Agreement and the Company is confidential, and agrees that in the event the Subscriber receives material non-public information, the Subscriber shall not engage in any securities trading on the basis of such information in violation of applicable law.

FOR ALL SUBSCRIBERS

18. Compliance with Laws; Disclosure.  The Company and/or the Adviser may disclose information concerning the Company or the Stockholders to the extent necessary to comply with applicable laws and regulations or policies, including any anti-money laundering or anti-terrorist laws or regulations or policies related thereto, and each Subscriber hereby agrees to provide the Company, promptly upon request, all information that the Company reasonably deems necessary to enable the Company and/or the Adviser to comply with any such laws, regulations and/or policies.  The Subscriber consents to disclosure by the Company and its agents of information pertaining to the Subscriber to relevant third parties as the Company or its agents reasonably deem appropriate or necessary in connection with the operations of the Company, including without limitation, to governmental, regulatory, national security, courts, law enforcement or other authorities, banks, financial intermediaries and counterparties, including, without limitation, to parties outside of the jurisdiction in which the information was initially collected by the Company. The Subscriber hereby agrees to provide the Company and/or U.S. Bancorp Fund Services, LLC (or any successor transfer agent and/or administrator to the Company), promptly upon request, all information requested in connection with their anti-money laundering and know-your-customer requirements. Each Subscriber hereby represents and warrants that the Subscriber has obtained all consents and approvals, as required by all applicable laws, regulations, by-laws and ordinances that regulate the collection, processing, use or disclosure of information concerning the Subscriber, necessary to disclose such information to the Company, and as required for the Company to use and disclose such information in connection with the performance of its obligations hereunder, and that the disclosure of such information does not violate any applicable laws, regulations, by-laws or ordinances. The Subscriber shall fully indemnify the Company and the Company shall have no liability for any action taken or omitted by it in reliance upon the foregoing representation and warranty for claims or complaints for failure to comply with any applicable law that regulates the collection, processing, use or disclosure of information concerning the Subscriber.
19. Transfer Agreement.  The Subscriber and the Company acknowledge and agree that this Subscription Agreement is being entered into in connection with and in furtherance of that certain Transfer and Assignment Agreement  dated on or about the date hereof among the Subscriber, Muzinich & Co., Inc., as transferor thereunder (the “Transferor”), the Company and the Adviser (the “Transfer Agreement”).  For the avoidance of doubt and notwithstanding anything to the contrary herein, (a) the Capital Commitment hereunder constitutes the “Transferred Capital Commitment” under the Transfer Agreement, and (b) as a result of the transactions contemplated under the Transfer Agreement, the Subscriber has purchased all Shares previously purchased by the Transferor in respect of the Transferred Capital Commitment and is deemed to have made all contributions and to have received all distributions previously made and received, as applicable, by the Transferor in respect thereof.  Accordingly, the Subscriber shall be deemed not to be a Subsequent Subscriber as described hereunder in connection with the subscription made hereby.
FOR ALL SUBSCRIBERS

20. SIGNATURE PAGE
INDIVIDUAL SUBSCRIBER*: ______________________________________ Name of Individual Subscriber	INSTITUTIONAL SUBSCRIBER: ______________________________________ Name of Institutional Subscriber
Signature:_____________________________	By:___________________________________
Print Name:____________________________	Print Name:____________________________
Date: _________________________________	Title: _________________________________
Date: _________________________________

*If IRA, must be in the form of:(the name of the IRA Custodian) for the benefit of (the name of the individual) and must also be acknowledged by custodian or trustee below.

FOR ALL SUBSCRIBERS

Acknowledgment by IRA Custodian or Trustee with respect to Investment for an IRA:
By signing below, the undersigned custodian or trustee of the IRA for the benefit of the Individual Subscriber named above (the “Client IRA”) acknowledges that investment in the Company is being made through the Client IRA from the below referenced account and certifies that the Client IRA has directed the custodian or trustee to sign this Subscription Agreement on behalf of the IRA.  The trustee or custodian’s contact, account reference number and Tax ID are set forth below.

Name of IRA Holder:	__________________________________________
Name and Address of Custodian:	__________________________________________
Name of Registered Representative (if applicable)	__________________________________________
Registered Representative Mailing Address	__________________________________________
Registered Representative E-Mail Address	__________________________________________
Contact Individual:	__________________________________________
IRA Account or Other Reference Number:	__________________________________________
Trustee/Custodian’s Tax I.D. Number:	__________________________________________
Acknowledgement by Custodian:	__________________________________________
By: Name: Title:

ALL SUBSCRIBERS, PLEASE FOLLOW THESE INSTRUCTIONS:
ALL SUBSCRIBERS: If you do not complete the applicable Schedule(s) or Annexes attached hereto, your Subscription Agreement shall be deemed incomplete and will be returned to you.
INDIVIDUAL SUBSCRIBERS:  Please complete Schedules 1 and 2 (if applicable) and Annex A attached hereto.
INSTITUTIONAL SUBSCRIBERS: Please complete Schedules 1 and 2 (if applicable) and Annex B attached hereto.

FOR ALL SUBSCRIBER

THIS SUBSCRIPTION AGREEMENT SHALL NOT BE EFFECTIVE UNLESS AND UNTIL IT IS COUNTERSIGNED BY THE COMPANY:
[Company’s signature page follows]

FOR ALL SUBSCRIBERS

SIGNATURE PAGE OF THE COMPANY:

Agreed to and Accepted by MUZINICH BDC, INC.
as of ______________________________, 20___	$___________________________ Amount of Commitment Accepted

By: __________________________________________
Print Name: ___________________________________
Title: _________________________________________

FOR ALL SUBSCRIBERS

Schedule 1 to Subscription Agreement:

Subscriber Information

(For All Subscribers)
Instructions: Please complete the applicable parts of this Schedule.
Name and Address (please print)
_____________________________________________________________________________
Name (Print both names if joint registration)
______________________________________________________________________________
Street Address/Address of Principal Office (No P.O. Boxes)
_______________________________________________________________(____)_________
City State Zip Code    Telephone No.
1. Investment.  Please indicate below the amount of the Subscriber’s Capital Commitment in the Company.
Amount of Capital Commitment:  $________________
Payment made by wire direct to:

U.S. Bank
ABA#	[ ]
DDA#	[ ]
Ultimate Acct Name:	[ ]
FFC:	[ ]

2. Primary Contact Person for this Account.
Name: ___________________________________________________________________________
Address: _________________________________________________________________________
Telephone Number: _________________________________________________________________
Telefax Number (if available): ________________________________________________________
E-mail Address: ___________________________________________________________________

FOR ALL SUBSCRIBERS

3. Persons authorized to act for the Subscriber (i.e. authorized to invest in funds, request redemptions or withdrawal, direct payment of funds, etc.).  In addition to the persons authorized by the power of attorney contained in Section 9 of the Subscription Agreement, the Subscriber hereby authorizes the person(s) noted below to act individually on behalf of this account unless otherwise noted.  Please provide name, specimen signatures and titles in the form that such person would sign documents on behalf of this account, and telephone numbers. Without limiting the power of attorney contained in Section 9 of the Subscription Agreement, if there are circumstances under which more than one signature is required to take action with respect to this account, please state such circumstances.  Requests to change the identity of persons authorized to act on behalf of a Subscriber which is a corporation, partnership, trust, estate or other fiduciary must be accompanied by appropriate documentation establishing the authority of the person seeking to act on behalf of the Subscriber.  The Subscriber agrees that the Company may rely on the information provided herein until it receives written notice of superseding instructions.

3.1	3.2
__________________________	___________________________
Signature	Signature
__________________________	___________________________
Name (and title, if applicable)	Name (and title, if applicable)
__________________________	___________________________
Telephone number	Telephone number

3.3	3.4
__________________________	___________________________
Signature	Signature
__________________________	___________________________
Name (and title, if applicable)	Name (and title, if applicable)
__________________________	___________________________
Telephone number	Telephone number

SCHEDULE 1 - FOR ALL SUBSCRIBERS

4. Tax Information:
Please provide your Taxpayer I.D. Number/Social Security Number (as applicable):
Tax ID/SSN:  _____________________________
For Joint Accounts, please provide the Taxpayer I.D. or Social Security Number (as applicable) for each Joint Account Holder.

Name:___________________________________                        Tax ID:  ______________________________________

Name:___________________________________                        Tax ID:  ______________________________________

The Subscriber is a (please check the appropriate box):
◻ Corporation
◻ Limited Partnership
◻ General Partnership
◻ Limited Liability Company
◻ S-Corporation
◻ Charitable Trust
◻ Tax-Exempt Endowment
◻ Private Tax-Exempt Foundation
◻ Employee Benefit Plan (self-directed)
◻ Employee Benefit Plan (trustee directed)
◻ Fund of Funds
◻ Personal Trust
◻ Other Tax Exempt Organization_____________________________
◻ Other _____________________________
Tax year ends: ____________________
State (if applicable) and country of residence for tax purposes: ____________________
For a domestic self-directed employee benefit plan (e.g. Keogh or self-directed 401k):
Keogh or Plan Account Number _______________
Tax year ends ____________________
Plan or Custodian Taxpayer I.D. Number ______________________________

SCHEDULE 1 - FOR ALL SUBSCRIBERS

Cost Basis Election:
All Subscribers, please elect a cost basis reporting method that will apply with respect to your investment in the Shares by checking the applicable box below (if you do not elect a cost basis method below, the default method that will apply to your Shares is First In, First Out (FIFO)):
◻ First In, First Out (FIFO) (This is the default method if no election is made.)
◻ Average Cost Basis
◻ Specific Share Identification (SSI)
◻ SSI – First In, First Out (SSI – FIFO)
◻ SSI – Highest In, First Out (SSI – HIFO)
◻ SSI - Low Cost Long Term
◻ SSI - Low Cost
◻ SSI - Low Cost Short Term
◻ SSI - High Cost Long Term
◻ SSI - High Cost Short Term
◻ SSI – Last In, First Out (SSI – LIFO)
◻ SSI – Proportional
◻ SSI – Manual Selection
If you wish to change your cost basis election at any time in the future, please contact the Company and provide your account number, current cost-basis election and revised cost-basis election. The Company will provide the information to U.S. Bancorp to implement the change.

SCHEDULE 1 - FOR ALL SUBSCRIBERS

5. Statements and Other Correspondence.  Statements and other correspondence should be sent to (give name, address, fax number and email address, if available):
	Primary Contact	Secondary Contact
Name	_____________________________	______________________________
Company (if applicable)	_____________________________	______________________________
Title (if applicable)	_____________________________	______________________________
Address	_____________________________	______________________________
	_____________________________	______________________________
Phone	_____________________________	______________________________
Fax	_____________________________	______________________________
E-mail	_____________________________	______________________________

SCHEDULE 1 - FOR ALL SUBSCRIBERS

Type of Correspondence Contacts should receive (please check all that apply):

	Primary Contact	Secondary Contact
Funding Notices
Annual Financial Statements
Quarterly Reports
1099s and Tax Information
Original Legal Documents
Copy of Legal Documents
Amendments or Other Documents to be Signed
Other Investor Correspondence
Distribution Notice

SCHEDULE 1 - FOR ALL SUBSCRIBERS

6. Distributions.  Please indicate where cash distributions should be sent (please check and complete one):

For All Subscribers	◻Wire distributions to:	◻Send check to:
Bank Name:	________________________	________________________
Bank Address:	________________________	________________________
Bank ABA #:	________________________	________________________
Account Number:	________________________	________________________
Account Name:	________________________	________________________
Reference:	________________________	________________________
Contact Name:	________________________	________________________
Phone:	________________________	________________________
Email:	________________________	________________________
SWIFT Code:	________________________	________________________
Comments:	________________________	________________________

For Non-US Subscribers Only:
US Correspondent Bank Name:	________________________	________________________
US Correspondent Bank’s Routing Codes (either ABA # or CHIPS #):	________________________	________________________
Beneficiary’s Bank’s Name:	________________________	________________________
Beneficiary’s Bank’s Routing Codes (either BIC # or UID #):	________________________	________________________
Beneficiary’s Name:	________________________	________________________
Beneficiary’s Account Number:	________________________	________________________
Additional Reference Information:	________________________	________________________

7. Service of Process. (For foreign Subscribers only. Does not apply to U.S. domestic Subscribers.) If the Subscriber is either a foreign entity or is not a permanent resident of the United States, the Subscriber hereby irrevocably appoints the following as an agent within the United States to receive service of process on behalf of the Subscriber in connection with the enforcement of the obligation of the Subscriber to make capital contributions to the Company, or otherwise in connection with the Subscriber’s subscription to contribute capital to the Company:
_________________________________________________________________________________________________________
_________________________________________________________________________________________________________
_________________________________________________________________________________________________________

SCHEDULE 1 - FOR ALL SUBSCRIBERS

8. Additional Information.  Please indicate your agreement with the statements below by checking “yes” or “no”.

8.1	You understand that the entire amount of your investment may be lost. ◻ Yes ◻ No
8.2	You have prior experience investing in, and are familiar with, the types of investments in which the Company will invest. ◻ Yes ◻ No
8.3	Following your investment in the Company, you will have adequate means of providing for your current needs and contingencies and you have no need for liquidity in this investment. ◻ Yes ◻ No
8.4	If you are an Individual Investor, your investment in the Company represents less than 5% of your net worth (excluding principal residence). ◻ Yes ◻ No
If not, estimate percentage of net worth (excluding principal residence)                %.

9. Subscriber Status as Agent or Nominee
(The Subscriber must initial each applicable category.)
____ The Subscriber is acquiring the Shares for its own account, risk and beneficial interest.
OR
____ The Subscriber is acting as an Agent or Nominee on behalf of the beneficial owner.

SCHEDULE 1 - FOR ALL SUBSCRIBERS

10. Questionnaire regarding the Beneficial Owner of the Shares for Purposes of Rule 506(d) Under Regulation D of the Securities Act
Please complete the below questions on behalf of each beneficial owner2 of the Shares in the Company.
(Please Check Each as Applicable)

10.1
Has the beneficial owner, within the last ten (10) years, been convicted of a felony or misdemeanor (a) in connection with the purchase or sale of any security, (b) involving the making of any false filing with the SEC or (c) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities?

◻ Yes  ◻ No

10.2
Is the beneficial owner subject to any order, judgment or decree of any court of competent jurisdiction, entered in the last five (5) years, that restrains or enjoins the beneficial owner from engaging in or continuing to engage in any conduct or practice (a) in connection with the purchase or sale of any security, (b) involving the making of a false filing with the SEC or (c) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities?

◻ Yes  ◻ No

10.3
Is the beneficial owner subject to a Final Order[3] of a state securities commission (or an agency or officer of a state performing like functions), a state authority that supervises or examines banks, savings associations, or credit unions, a state insurance commission (or an agency or officer of a state performing like functions), an appropriate federal banking agency, the U.S. Commodity Futures Trading Commission, or the National Credit Union Administration, that:

(a)  bars the beneficial owner from:
(1)	association with an entity regulated by such commission, authority, agency, or officer;
(2)	engaging in the business of securities, insurance, or banking; or

2   For purposes of this Section, the term “beneficial owner” is interpreted in the same manner as under Rule 13d-3 of the U.S. Securities Exchange Act of 1934, as amended, and includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, under Rule 13d-3 has or shares, or is deemed to have or share:  (a) voting power, which includes the power to vote, or to direct the voting of, such security; and/or (b) investment power, which includes the power to dispose of, or to direct the disposition of, such security.  Beneficial ownership includes both direct and indirect interests, determined as under Rule 13d-3.  In addition, where holders of Shares have voting agreements in place, they may be required to aggregate their Shares to determine if they are beneficial owners of 20% or more of Shares in accordance with Rule 13d-3 and Rule 13d-5(b), and who within the voting group is deemed the beneficial owner.
3 pThe term “Final Order” means a written directive or declaratory statement issued by a federal or state agency described in (iii) above pursuant to applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

SCHEDULE 1 - FOR ALL SUBSCRIBERS

(3) engaging in savings association or credit union activities; or
(b)	constitutes a Final Order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct within the last ten (10) years? ◻ Yes ◻ No
10.4
Is the beneficial owner subject to an order of the SEC pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Advisers Act that (a) suspends or revokes the beneficial owner’s registration as a broker, dealer, municipal securities dealer or investment adviser, (b) places limitations on the beneficial owner’s activities, functions or operations, or (c) bars the beneficial owner from being associated with any entity or from participating in the offering of any penny stock?

◻ Yes  ◻ No

10.5
Is the beneficial owner subject to any order of the SEC, entered in the last five (5) years, that orders the beneficial owner to cease and desist from committing or causing a violation or future violation of (a) any scienter-based anti-fraud provision of the federal securities laws (including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Advisers Act, or any other rule or regulation thereunder) or (b) Section 5 of the Securities Act?

◻ Yes  ◻ No

10.6
Is the beneficial owner suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

◻ Yes  ◻ No

SCHEDULE 1 - FOR ALL SUBSCRIBERS

10.7
Has the beneficial owner filed as a registrant or issuer, or has the beneficial owner been named as an underwriter in, any registration statement or Regulation A offering statement filed with the SEC that, within the last five (5) years, (a) was the subject of a refusal order, stop order, or order suspending the Regulation A exemption or (b) is currently the subject of an investigation or a proceeding to determine whether such a stop order or suspension order should be issued?

◻ Yes  ◻ No

10.8
Is the beneficial owner subject to (a) a United States Postal Service false representation order entered into within the last five (5) years, or (b) a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

◻ Yes  ◻ No

10.9
If the answer is “yes” to any of questions 10.1 through 10.8 above, has the beneficial owner obtained a waiver from disqualification under Rule 506(d)(2) either (a) from the SEC or (b) from the court or regulatory authority that entered the relevant order, judgment or decree?

◻ Yes  ◻ No

If the answer is “Yes” to any of questions 10.1 through 10.9 above, provide an explanation of the matter in question and attach a copy of the order, judgment or other relevant documentation.
_________________________________________________________________________________________________________
_________________________________________________________________________________________________________
_________________________________________________________________________________________________________
_________________________________________________________________________________________________________
_________________________________________________________________________________________________________
The Subscriber hereby confirms that the foregoing statements are true, accurate and complete. The Subscriber further acknowledges, represents, warrants and agrees that (a) the Company is relying on these responses in order to satisfy certain obligations the Company has under federal securities laws, including in connection with SEC filings made by or with respect to the Company, (b) the Subscriber has acted with reasonable care in conducting due diligence (including, in light of the circumstances, making factual inquiry into the existence of any disqualification) to confirm the veracity of the responses, and (c) for so long as the Subscriber holds any Shares in the Company, the Subscriber will notify the Company in writing as soon as reasonably practicable if there is any change in any of the responses set forth herein or if the Subscriber or beneficial owner becomes aware of any pending or threatened proceeding, judgment, order, or other action or circumstance that is reasonably likely to result in any change in the responses set forth in this Section 10.
11. Controlling Person Status
Is the Subscriber or will the Subscriber be a person (including an entity) that has discretionary authority or control with respect to the assets of the Company or a person who provides investment advice with respect to the assets of the Company or an “affiliate” of such a person? For purposes of this representation and agreement, an “affiliate” is any person controlling, controlled by or under common control with any such person, including by reason of having the power to exercise a controlling influence over the management or policies of such person?
◻ Yes  ◻ No

SCHEDULE 1 - FOR ALL SUBSCRIBERS

Schedule 2 to Subscription Agreement:

Status as Benefit Plan Investor or Other Plan Investor

(For ERISA Stockholders, including IRAs, and Other Plan Investors Only)
(a) Overview
The U.S. Department of Labor (the “DOL”) has promulgated a regulation, 29 C.F.R. Section 2510.3-101 (as modified by Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the “Plan Assets Regulation”).  Pursuant to the Plan Assets Regulation, the term “Benefit Plan Investor” includes: (i) any employee benefit plan (as defined in Section 3(3) of ERISA) subject to Part 4 of Subtitle B of Title I of ERISA; (ii) any plan, account or arrangement that is subject to Section 4975 of the Code; (e.g., an individual retirement account); and (iii) any entity whose underlying assets include plan assets by reason of the investment in the entity by any employee benefit plan or other plan described in (i) or (ii), or otherwise.  For purposes of determining whether an entity is described in the foregoing clause (iii), (i) the value of equity interests held by a person (other than a Benefit Plan Investor) that has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee (direct or indirect) with respect to such assets (or any affiliate of any such person) is disregarded, and (ii) only that portion of the equity interests of an entity described in clause (iii) of the preceding sentence investing in another entity that are held by Benefit Plan Investors are included in the testing of such other entity.  Benefit Plan Investors also include that portion of any insurance company’s general account assets that are considered “plan assets” for purposes of ERISA or Section 4975 of the Code.
(b) Status as Benefit Plan Investor (Please Check Each as Applicable)
(i) Is the Subscriber or will the Subscriber be an employee benefit plan that is subject to Part 4 of Subtitle B of Title I of ERISA?
◻ Yes  ◻ No
(ii) Is the Subscriber or will the Subscriber be a plan to which Section 4975 of the Code applies?
◻ Yes  ◻
(iii) Is the Subscriber an insurance company general account?
◻ Yes  ◻ No
(iv) If the answer to the above question (iii) is “yes”, please indicate the maximum percentage (if any) of the Subscriber’s assets that constitutes or may in the future constitute assets of Benefit Plan Investors:
_______ %

SCHEDULE 2 – ERISA AND OTHER PLAN SUBSCRIBERS ONLY

(v) Is the Subscriber or will the Subscriber be an entity (other than an insurance company general account) whose underlying assets include plan assets by reason of a plan’s investment in the entity?
◻ Yes  ◻ No
(vi) If the answer to the above question (v) is “yes”, please indicate the maximum percentage of the Subscriber’s assets that constitutes or may in the future constitute assets of Benefit Plan Investors:
_______ %
(vii) If the Subscriber is investing as a trustee or custodian for an Individual Retirement Account (“IRA”), is the Subscriber a qualified IRA custodian or trustee?  If yes, the Acknowledgement by IRA Custodian or Trustee with respect to Investment for an IRA on the signature page must be completed.
◻ Yes  ◻ No
(viii) Is the Subscriber a participant-directed plan?
◻ Yes  ◻ No
(ix) If the answer to the above question (viii) is “yes”, have individual plan participants influenced or will they influence the investor’s decision to invest the participants’ funds in the Company?
◻ Yes  ◻ No
Without limiting the remedies available in the event of a breach, the Subscriber expressly agrees to disclose promptly to the Company in writing any changes with respect to the answers set forth above, to re-confirm such information at any time upon the request of the Company (or other person acting on behalf of the Company), and to provide such other information reasonably requested by the Company (or other person acting on behalf of the Company) for purposes of determining whether the Company is holding “plan assets.”

(x) Is the Subscriber, or is the Subscriber acting on behalf of, a “governmental plan” within the meaning of Section 3(32) of ERISA, a “foreign plan,” or another plan or retirement arrangement that is not subject to Part 4, subtitle B of Title I of ERISA and with respect to which Section 4975 of the Code does not apply, but is subject to laws similar to ERISA or Section 4975 of the Code or an entity or that is deemed to hold the assets of such a plan (each, an “Other Plan Investor”)?
◻ Yes  ◻ No
(xi) If the answer to the above question (x) is “yes”, the Subscriber hereby represents and warrants to and agrees with the Company to the extent applicable, that its assets will not constitute the assets of such Other Plan Investor under the provisions of applicable law.

SCHEDULE 2 – ERISA AND OTHER PLAN SUBSCRIBERS ONLY

(xii) Is the Subscriber obligated to file an annual return/report on an Internal Revenue Service Form 5500?

◻ Yes  ◻ No
Subscribers answering “yes” to the above question (xii) are requested to provide the following information:
Subscriber’s plan name:	___________________________________________________________________________
Subscriber’s plan number:	___________________________________________________________________________
Name of plan sponsor:	___________________________________________________________________________
EIN of plan sponsor:	___________________________________________________________________________
Name of plan trustee:	___________________________________________________________________________

(c) For ERISA Stockholders and Other Plan Investors.  If the Subscriber is, or is acting on behalf of, a Benefit Plan Investor or an Other Plan Investor (each, a “Plan”), as an inducement to the Company’s sale, issuance of, or consent to transfer of, the Shares to the Subscriber, the Subscriber represents and warrants that:
(1) ◻ The decision to invest in the Company was made by a fiduciary of the Plan that has the authority and discretion to, and is duly authorized to, make such investment on behalf of the Plan (the “Fiduciary”);
(2) ◻ The Plan’s subscription for Shares contemplated hereby is duly authorized by and otherwise in accordance with the Plan’s governing instruments;
(3) ◻ The Adviser has acted not as an “investment adviser” or otherwise as a fiduciary (within the meaning of Section 3(21) of ERISA, Section 4975 of the Code or other similar law) with respect to the decision of the Plan to invest in the Company;
(4) ◻ The acquisition of Shares by the Subscriber will not constitute or otherwise result in a non-exempt prohibited transaction under Part 4 of Title I of ERISA or under Section 4975 of the Code, or a violation of any Similar Law applicable to the Subscriber.
(5) ◻ The Fiduciary (i) is responsible for the decision to invest in the Company; (ii) is independent of the Company, the Adviser and all of their respective affiliates; (iii) is qualified to make such investment decision and have to the extent it deems necessary has consulted its own investment advisors and legal counsel regarding the investment in the Company; and (iv) in making its decision to invest in the Company, has not relied on any advice or recommendation of the Company, the Adviser or any of their affiliates;

SCHEDULE 2 – ERISA AND OTHER PLAN SUBSCRIBERS ONLY

(6) ◻ The Subscriber acknowledges that it is intended that the Company will not hold ERISA “plan assets” as defined by the Plan Assets Regulation.  Accordingly, the Subscriber acknowledges that the Company has the authority to require the sale of any Shares if the continued holding of such Shares, in the opinion of the Company, could result in the Company being subject to, or violating, ERISA or Section 4975 of the Code;
(7) ◻ The Subscriber agrees to from time to time hereafter to deliver to the Company, in writing, all of the information that the Company may reasonably request in order to avoid violations of any provision of ERISA, Section 4975 of the Code or any other laws applicable to the Subscriber, and promptly will notify the Company, in writing, of any change in the information so furnished.
The undersigned agrees to notify the Company promptly of any changes in the foregoing information which may occur prior to or following an investment in the Company.
____________________________________
Name of Subscriber (please print)

____________________________________
By: Name of Fiduciary

____________________________________
By: (Name of Signer, Title/Capacity)

SCHEDULE 2 – ERISA AND OTHER PLAN SUBSCRIBERS ONLY

Annex A to Subscription Agreement:

Subscriber Questionnaire for Individual Investors (including IRAs)
1. Subscriber as an Individual Investor. The Subscriber’s investment in the Company is being made (please check one and any corresponding box underneath the appropriate category):
◻ as an individual.
◻ with the Subscriber’s spouse (please check one)1:
◻ as joint tenants with rights of survivorship.
◻ as tenants in common.
◻ as community property.
◻ through a revocable trust established to facilitate distribution of the Subscriber’s estate and there are ___ living grantor(s) and ___ beneficiary (ies) other than the grantors (determined by treating any person indirectly owning an interest in the trust through one or more pass-through entities (i.e., limited liability companies treated as a partnership for income tax purposes, partnerships, S corporations and trusts) as if such person were a beneficiary).

If the Subscriber is investing through a revocable trust, the Subscriber further represents that:  (Please indicate whether the following representations are applicable by checking the appropriate box.)
substantially all of the value of each beneficial owner’s interest (direct or indirect) in the trust is not attributable to such trust’s interest (direct or indirect) in the Company.
(Please check one.)  ◻ Yes  ◻ No
◻ through an Individual Retirement Account (For U.S. domestic Subscribers only. Does not apply to foreign Subscribers.)
◻ through the Subscriber’s self-directed Keogh Plan Account.
◻ through another self-directed employee benefit plan as defined in Title I of ERISA.

1 Any Co-Owner other than a spouse must submit a separate subscription agreement.

ANNEX A – FOR INDIVIDUAL SUBSCRIBERS ONLY

2. Subscriber’s Net Worth. (Please indicate whether the following representation is applicable by checking the appropriate box.) The Subscriber has a net worth, individually or jointly with the Subscriber’s spouse, which exceeds $1,000,000 at the time of the Closing (excluding the value of the investor’s primary residence)2, or had an individual income in excess of $200,000 in each of the two most recent years or joint income with the Subscriber’s spouse of $300,000 in each of those years and the Subscriber has a reasonable expectation of reaching the same income level in the current year.
  (Please check one)    ◻ Yes  ◻ No
3. Subscriber Status as U.S./Foreign Person. (Please read Section 3.1 and check the box if you are described in such section.  If not, check the box at 3.2.)
3.1 ◻ For U.S. Persons. Subscriber is a natural person who is (i) a citizen of the United States or (ii) a resident of the United States, even if not a citizen.
3.2 ◻ NoFor Foreign Persons. The Subscriber is not a person described in Section 3.1.
4. Required IRS Certification. (Please read Section 4.1 if you are a U.S. domestic Subscriber or Section 4.2 if you are a foreign Subscriber and indicate whether either representation is applicable to you by checking the box next such statement )
4.1 ◻ IRS/W-9 Certification for U.S. Subscribers. The Subscriber is a person described in Section 3.1 and has attached hereto a properly completed and duly executed copy of Form W-9 “Request for Taxpayer Identification Number and Certification” in accordance with the instructions accompanying such form. The Subscriber agrees to promptly notify the Company and provide the Company with a new properly completed and duly executed copy of such form in the event that such form has become obsolete and/or any information the Subscriber provided on Form W-9 becomes inaccurate.  NOTE: Subscribers should consult their tax adviser regarding other forms that may be delivered to the Company to reduce or eliminate withholding or other taxes.

[2]
For purposes of calculating net worth hereunder, an individual need not deduct from his or her net worth the amount of mortgage debt secured by an excluded primary residence, except to the extent that the amount of the mortgage liability exceeds the fair value of the residence.  The Subscriber must also subtract from his or her net worth any indebtedness secured by his or her primary residence that was obtained within sixty days preceding the effective date of his or her subscription, unless such indebtedness was used to acquire the residence (in which case, the rule set forth in the preceding sentence would govern the application of such indebtedness when calculating the Subscriber’s net worth).

ANNEX A – FOR INDIVIDUAL SUBSCRIBERS ONLY

4.2 ◻ IRS/W-8 Certification for Foreign Subscribers (i.e. persons who cannot make the certification in 3.1 above). Attached hereto is a properly completed and duly executed copy of Form W-8BEN or such other Form W-8 applicable to the Subscriber. The Subscriber agrees to promptly notify the Company and provide the Company with a new properly completed and duly executed copy of such form in the event that such form has become obsolete and/or any information the Subscriber provided thereon becomes inaccurate.  In addition, upon request of the Company, the Subscriber will provide the Company with a new properly completed and duly executed copy of Form W-8BEN or such other Form W-8 applicable to the Subscriber within every three calendar years of the date on which it initially invested in the Partnership.  NOTE: Subscribers should consult their tax adviser regarding other forms that may be delivered to the Company to reduce or eliminate withholding or other taxes.
5. Anti-Money Laundering Confirmation.  (Please indicate your response to the following representation by checking the appropriate box below.  Also, please complete Exhibit A.)
5.1 The Subscriber does not know or have any reason to suspect that (i) the monies used to fund the Subscriber’s acquisition of Shares have been or will be derived from or related to any activities that may contravene U.S. federal, state or international laws or regulations, including but not limited to, anti-money laundering laws or regulations; and (ii) the proceeds from the Subscriber’s acquisition of Shares will be used to finance any illegal activities.
(Please check one)      I  ◻ agree  ◻ disagree with the above statement.

5.2 (Please indicate your response to the following representation by checking “yes” or “no” in the appropriate box below.)  The Subscriber represents that he is not, and is not acting on behalf of any other person in connection with this subscription that is, (i) named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control (OFAC) (the “SDN List”), or is otherwise subject to sanctions administered by OFAC3, (ii) a senior non-U.S. political figure or an immediate family member or close associate4 of such figure; (iii) a non-U.S. bank that does not have a physical presence in any country (unless such bank is subject to the supervision of a banking authority that regulates an affiliate that does have a physical presence in a country);  or (iv) otherwise prohibited from investing in the Company pursuant to applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules or orders (categories (i) through (iii) together, a “Prohibited Investor”).
(Please check one)    ◻ Yes  ◻ No
5.3 The Subscriber agrees to provide the Company, promptly upon request, all information that the Company reasonably deems necessary or appropriate to comply with applicable anti-money laundering, anti-terrorist and asset control laws, regulations, rules and orders.

[3]	This information may be found online at www.treas.gov/ofac.
[4]
A person who is widely and publicly known to maintain an unusually close relationship with the senior non-US political figure, including a person who is in a position to conduct substantial financial transactions on behalf of such figure.

ANNEX A – FOR INDIVIDUAL SUBSCRIBERS ONLY

5.4 The Subscriber consents to the disclosure to regulators and law enforcement authorities by the Company and its affiliates and agents of such information about me as the Company reasonably deems necessary or appropriate to comply with applicable anti-money laundering, anti-terrorist and asset control laws, regulations, rules and orders.
5.5 The Subscriber acknowledges that if, following his/her investment in the Company, the Company reasonably believes that he is a Prohibited Investor or otherwise engaged in suspicious activity or he refuses to provide promptly information that the Company requests, the Company has the right or may be obligated to prohibit additional investments, segregate the assets constituting the investment in accordance with applicable regulations or immediately require the Subscriber to withdraw from the Company.  The Subscriber further acknowledges that he will have no claim against the Company or any of its affiliates or agents for any form of damages as a result of any of the foregoing actions.
END OF ANNEX A

ANNEX A – FOR INDIVIDUAL SUBSCRIBERS ONLY

Annex B to Subscription Agreement:

Subscriber Questionnaire for Institutional Investors
1. Accredited Investor Questionnaire.  The Subscriber is an “accredited investor” within the meaning of Rule 501(a) of Regulation D (“Regulation D”) promulgated pursuant to Section 4(a)(2) of the Securities Act because it is (please indicate by checking the applicable boxes):
◻   an employee benefit plan as defined in Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and (check appropriate box):
◻ the investment decision is made by a plan fiduciary as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser and the name of the plan fiduciary is _________________________; or
◻ the plan has total assets in excess of $5,000,000; or
◻ the plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors” within the meaning of Regulation D.
◻ a plan that is established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if the plan has total assets in excess of $5,000,000.
◻ an insurance company as defined in Section 2(13) of the Securities Act.
◻ an investment company registered under the Investment Company Act.
◻ a business development company (as defined in Section 2(a)(48) of the Investment Company Act).
◻ a private business development company as defined in Section 202(a)(22) of the Advisers Act.
◻ a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.
◻ a bank (as defined in Section 3(a)(2) of the Securities Act) or a savings and loan association or other institution (as defined in Section 3(a)(5)(A) of the Securities Act), ◻ whether acting in regard to this investment in its individual or a fiduciary capacity.
◻ a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
◻ an organization described in Section 501(c)(3) of the Code, with total assets in excess of $5,000,000.
◻ a corporation, a Massachusetts or similar business trust, partnership or limited liability company, not formed for the specific purpose of acquiring Shares, with total assets in excess of $5,000,000.

ANNEX B – FOR INSTITUTIONAL SUBSCRIBERS ONLY

◻ a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring Shares, whose purchase of Shares is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment.
◻ an entity in which all of the equity owners are “accredited investors” within the meaning of Regulation D.  (NOTE: This paragraph should only be checked if the Subscriber cannot establish it is an accredited investor under one of the categories described above.  If the Subscriber checks this box, each equity owner of the Subscriber’s securities must complete and submit to the Company a copy of Annex A or B, as applicable, along with an original executed signature page and may be requested to complete, execute and submit to the Company its own Subscription Agreement.  If necessary, please request additional copies of this Subscription Agreement from the Company.)
2. The Subscriber (Please check each applicable subsection below.)
◻ was ◻ was not formed, organized, reorganized, capitalized or recapitalized for the specific purpose of acquiring Shares;
◻ is ◻ is not operated for the specific purpose of acquiring Shares;
◻ is ◻ is not an investment entity for which the Subscriber’s stockholders, partners, members or other beneficial owners can have individual discretion as to their participation or non-participation through the Subscriber in (i) the Subscriber’s purchase or Shares or (ii) particular investments made by the Company;
◻ will ◻ will not have more than 40% of the value of the Subscriber’s total assets (or, if the Subscriber is a private investment fund with binding, unconditional capital commitments from the Subscriber’s partners or members, more than 40% of the Subscriber’s committed capital) invested in the Company upon making this investment.
3. Funds Invested by the Subscriber. (For domestic and foreign Subscribers.) The funds invested by the Subscriber in the Company ◻ do ◻ do not and will not (please check one) constitute the assets of (a) an employee benefit plan (as defined in Section 3(3) of ERISA) whether or not subject to Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code, or (c) an entity whose underlying assets include assets of a plan described in (a) or (b).
4. Relationship with the Placement Agent. The Subscriber ◻ is ◻ is not (please check one) an employee benefit plan maintained by the Placement Agent(s) or its/their affiliates.

ANNEX B – FOR INSTITUTIONAL SUBSCRIBERS ONLY

5. For Insurance Company Subscribers. (For U.S. domestic Subscribers Only. Does not apply to foreign Subscribers.) (Please indicate whether the following representation is applicable by checking the appropriate box.) The Subscriber represents that (i) the source of the Subscriber’s funds used to purchase Shares is an “insurance company general account” within the meaning of Department of Labor Prohibited Transaction Exemption 95-60 (issued July 12, 1995) and there is no “employee benefit plan” (within the meaning of Section (3)(3) of ERISA or Section 4975(e)(1) of the Code), treating as a single plan all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceeds ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with the Subscriber’s state of domicile and (ii) less than 25% of the Subscriber’s general account consists of “plan assets”.
(Please check one)     ◻ Yes   ◻ No     ◻  Not Applicable
6. Subscriber Status as U.S./Foreign Person. (Please read Section 6.1 and check the box if you are described in such section.  If not, check the box next to Section 6.2.)
6.1  ◻ For U.S. Persons. Subscriber is (i) an entity created or organized in the U.S. that is treated for U.S. income tax purposes as a partnership or corporation, (ii) a trust the administration of which a court within the United States is able to exercise primary supervision over or for which one or more United States persons (including individual citizens or residents of the U.S.) have the authority to control all substantial decisions, or (iii) an estate the income of which is subject to tax in the United States.
6.2  ◻ For Foreign Persons. The Subscriber is not a Person described in Section 6.1.
7. Required IRS Certification. (Please read Section 7.1 if you are a U.S. domestic Subscriber and Section 7.2 if you are a foreign Subscriber and indicate whether either representation is applicable to you by checking the box next such statement.)
7.1 ◻ IRS/W-9 Certification for U.S. Subscribers. The Subscriber is a person of the type described in Section 6.1 and has attached hereto a properly completed and duly executed copy of Form W-9 “Request for Taxpayer Identification Number and Certification” in accordance with the instructions accompanying such form. The Subscriber agrees to promptly notify the Company and provide the Company with a new properly completed and duly executed copy of such form in the event that such form has become obsolete and/or any information the Subscriber provided on Form W-9 becomes inaccurate.  NOTE: Subscribers should consult their tax adviser regarding other forms that may be delivered to the Company to reduce or eliminate withholding or other taxes.

ANNEX B – FOR INSTITUTIONAL SUBSCRIBERS ONLY

7.2  ◻ IRS/W-8 Certification for Foreign Subscribers (i.e. persons who cannot make the certification in Section 6.1 above). Attached hereto is a properly completed and duly executed copy of Form W-8BEN-E or such other Form W-8 applicable to the Subscriber. The Subscriber agrees to promptly notify the Company and provide the Company with a new properly completed and duly executed copy of such form in the event that such form has become obsolete and/or any information the Subscriber provided thereon becomes inaccurate.  In addition, upon request of the Company, the Subscriber will provide the Company with a new properly completed and duly executed copy of Form W-8BEN-E or such other Form W-8 applicable to the Subscriber within every three calendar years of the date on which it initially invested in the Company.  NOTE: Subscribers should consult their tax adviser regarding other forms that may be delivered to the Company to reduce or eliminate withholding or other taxes.
8. U.S. Patriot Act Confirmation.
8.1 (Please indicate your response to the representation by checking in the appropriate box below  Also, please complete Exhibit A.)  The Subscriber does not know or have any reason to suspect that (a) the monies used to fund the Subscriber’s acquisition of Shares have been or will be derived from or related to any illegal activities, including but not limited to, money laundering activities and (b) the proceeds from the Subscriber’s acquisition of Shares will be used to finance any illegal activities.
(Please check one)     ◻ I   agree     ◻ disagree with the above statement.
8.2 (Please check either 8.2.1 or 8.2.2)
8.2.1 ◻ The Subscriber is NOT acting on behalf of one or more clients in connection with this subscription and neither the Subscriber nor its authorized contact persons are (a) named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control (OFAC) (the “SDN List”)1, (b) residing in or organized in a country of, or owned or controlled by a government of a country subject to sanctions administered by OFAC,2 (c) a non-U.S. shell bank3 or providing banking services indirectly to a non-US shell bank, (d) a senior non-U.S. political figure or an immediate family member or close associate4 of such figure or (e) otherwise prohibited from investing in the Company pursuant to applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules or orders (categories (a) through (e) together, “Prohibited Investors”).
- OR -

[1]	This information may be found online at www.treas.gov/ofac.
[2]	This information may be found online at www.treas.gov/ofac.
[3]	A non-US shell bank is a non-US bank without a physical presence in its country of domicile/ incorporation.
[4]
A person who is widely and publicly known to maintain an unusually close relationship with the senior non-US political figure, including a person who is in a position to conduct substantial financial transactions on behalf of such figure.

ANNEX B – FOR INSTITUTIONAL SUBSCRIBERS ONLY

8.2.2 ◻ If the Subscriber is acting on behalf of one or more clients in connection with this subscription, the Subscriber is a financial institution subject to the anti-money laundering program requirements of the USA Patriot Act, and Subscriber represents that it has (a) implemented a customer identification program as required under Section 326 of the Patriot Act and the regulations promulgated thereunder, (b) conducted the required due diligence on client(s) on whose behalf the Subscriber is acting, and (c) determined that such client(s) are NOT Prohibited Investors.
8.3 The Subscriber agrees to provide the Company, promptly upon request, all information that the Company reasonably deems necessary or appropriate to comply with applicable anti-money laundering, anti-terrorist and asset control laws, regulations, rules and orders.
8.4 The Subscriber consents to the disclosure to regulators and law enforcement authorities by the Company and its affiliates and agents of such information about the Subscriber and its constituents as the Company reasonably deems necessary or appropriate to comply with applicable anti-money laundering, anti-terrorist and asset control laws, regulations, rules and orders.
8.5 The Subscriber acknowledges that if, following its investment in the Company, the Company reasonably believes that the Subscriber (or its clients) are a Prohibited Investor or are otherwise engaged in suspicious activity or refuse to provide promptly information that the Company requests, the Company has the right or may be obligated to prohibit additional investments, segregate the assets constituting the investment in accordance with applicable regulations or immediately require the Subscriber to withdraw from the Company.  The Subscriber further acknowledges that it will have no claim against the Company or any of its affiliates or agents for any form of damages as a result of any of the foregoing actions.

ANNEX B – FOR INSTITUTIONAL SUBSCRIBERS ONLY

9. Pay To Play Matters.
9.1 If the Subscriber is, or is an entity substantially owned by, a “government entity”5 (e.g., a single investor vehicle) and the investment decisions of such entity are made or directed by such government entity, please provide the name of the government entity:
 ________________________________
9.2 Please note that, if the Subscriber enters the name of a government entity in Section 9.1, the Company will treat the Subscriber as if it were the government entity for purposes of Rule 206(4)-5 of the Investment Advisers Act (the “Pay to Play Rule”).
9.33 If the Subscriber is (i) a government entity, (ii) acting as trustee, custodian or nominee for a beneficial owner that is a government entity, or (iii) an entity described in Section 9.1, the Subscriber hereby certifies that:
◻ other than the Pay to Play Rule, no “pay to play” or other similar compliance obligations would be imposed on the Company, the Adviser or their affiliates in connection with the Subscriber’s subscription;
- OR -
◻ If the Subscriber cannot make the above certification, indicate in the space  below all other “pay to play” laws, rules or guidelines, or lobbyist disclosure laws or rules, the Company, the Adviser or their affiliates, employees or Placement Agents would be subject to in connection with the Subscriber’s subscription:
_________________________________________________________________________________________________________
_________________________________________________________________________________________________________
_________________________________________________________________________________________________________
_________________________________________________________________________________________________________
_________________________________________________________________________________________________________

[5]	Any U.S. state or political subdivision of a U.S. state, including:
(i)	Any agency, authority, or instrumentality of the U.S. state or political subdivision;
(ii)
A pool of assets sponsored or established by the U.S. state or political subdivision or any agency, authority or instrumentality thereof, including, but not limited to a “defined benefit plan” as defined in section 414(j) of the Internal Revenue Code (26 U.S.C. 414(j)), or a U.S. state general fund;

(iii)
Any participant-directed investment program or plan sponsored or established by a U.S. state or political subdivision or any agency, authority or instrumentality thereof, including, but not limited to, a “qualified tuition plan” authorized by section 529 of the Internal Revenue Code (26 U.S.C. 529), a retirement plan authorized by section 403(b) or 457 of the Internal Revenue Code (26 U.S.C. 403(b) or 457), or any similar program or plan; and

(iv)	Officers, agents, or employees of the U.S. state or political subdivision or any agency, authority or instrumentality thereof, acting in their official capacity.

END OF ANNEX B

ANNEX B – FOR INSTITUTIONAL SUBSCRIBERS ONLY

Exhibit A:

Anti-Money Laundering Questionnaire
To help the government fight the funding of terrorism and money laundering activities, federal law requires us to obtain, verify, and record information that identifies each investor in the Company. We accordingly require that you provide the information and documents requested by the appropriate questionnaire(s) below (i.e., the Investor Profile Form – Individual Accounts, Investor Profile Form - Corporation, Partnership, Trust, and/or, as indicated, the Foreign Due Diligence Questionnaire).  This information will be used to verify your identity.

EXHIBIT A – ANTI-MONEY LAUNDERING QUESTIONNAIRE

Investor Profile Form - Individual Accounts1
(Please complete a separate Investor Profile Form for each Joint Account Holder)
1.	Subscriber Name:
(Must provide full first name; no initials allowed)

2.	Address of Domicile (must be residential or business street address):

3.	Place of Birth:

4.	Date of Birth:

5.	Passport Number:

6.	Source of Wealth:

7.	Current Occupation and Business Affiliations:

8.	Is the Subscriber a non-U.S. Person? ◻ Yes ◻ No
(If Yes, Complete Foreign Due Diligence Questionnaire)

9.	(a) Identity Verification Documents (Please provide a copy of one of the following and check the corresponding box):

Current Valid Passport: ◻

Current Valid Driver’s License with Photo and Signature: ◻

Other government issued identification bearing a photograph: ◻ Describe: _______________________________________________

In such instances, the individual with respect to whom this Investor Profile Form - Individual Accounts is being completed may omit questions 6 and 8.

1 In addition to completion by each Subscriber that is an individual, this Investor Profile Form – Individual Accounts is to be completed by: (a) each individual identified in Section 3 of Schedule 1 to the Subscription Agreement with respect to a Subscriber that is an entity and has indicated that it is a “Foreign Person” in Section 6.2 of Annex B to the Subscription Agreement, and (b) each individual listed on the Foreign Due Diligence Questionnaire with respect to a Subscriber that is a “foreign financial institution” (as indicated in Section 5 of the Investor Profile Form – Corporation, Partnership, Trust or Other Entity completed with respect to such Subscriber).

EXHIBIT A – ANTI-MONEY LAUNDERING QUESTIONNAIRE

(b) Address Verification Document  (Please check the applicable box(es) below and provide the corresponding documents, if applicable)

Subscriber is a U.S. Person.  Address Verification Documentation is not required. ◻

The document provided in response to Section 9(a) above states the Subscriber’s current permanent residential address.  Further Address Verification Document is not required. ◻

A copy of additional documentation verifying the Subscriber’s current permanent residential address (e.g., utility bill, letter from financial institution, etc.) is enclosed herewith. ◻

This Investor Profile Form – Individual Account is being completed with respect to an individual in connection with the subscription of a Subscriber that is a “Foreign Person” and/or a “foreign financial institution”, as described in footnote 1 above.    Address Verification Document is not required. ◻

Subscriber Signature

I hereby certify the information above and any information provided in connection herewith is true and correct.

Name	Signature	Date

EXHIBIT A – ANTI-MONEY LAUNDERING QUESTIONNAIRE

Investor Profile Form - Corporation, Partnership, Trust or Other Entity

1.	Subscriber Name:
(enter legal name)

	(a) Subscriber is (check one, if applicable):	◻ an employee benefit plan established under ERISA
◻ a U.S. federal or state government, agency or instrumentality (including any U.S. federal or statement governmental pension plan)

◻ a U.S. publicly traded company (on New York Stock, Nasdaq or American Stock Exchange) (other than a bank), or any subsidiary of such a company that is organized under the laws of the United States or any state whose common stock or analogous equity interest is owned at least 51% by the listed entity

◻ a U.S. registered broker-dealer ◻ a bank, trust company, credit union or thrift institution regulated by a federal or state banking regulator
◻ a futures commission merchant, introducing broker, commodity pool operator, or commodity trading advisor that is registered with the U.S. Commodity Futures Trading Commission (the “CFTC”)

Note: If Subscriber is any of the types of entities included in Section 1(a) above, the balance of the information on this Investor Profile Form need not be completed, but please execute this Investor Profile Form on the following page.

IF NONE OF THE ABOVE, COMPLETE THE BALANCE OF FORM

	(b)	Type of Subscriber:
(i.e. corporate cash account, foundation or endowment, insurance assets, etc.)

	(c)	Place of Incorporation or Formation:

	(d)	Date of Incorporation or Formation:

	(e)	Principal business activity:

2.	Principal Business Street Address:

3.	Taxpayer I.D. Number (or foreign government ID number):

4.	Source of Investment Funds:

EXHIBIT A – ANTI-MONEY LAUNDERING QUESTIONNAIRE

5.	Is Subscriber a “foreign financial institution” as defined under 31 C.F.R. 1010.605? ◻ Yes ◻ No (If Yes, Complete Foreign Due Diligence Questionnaire)

6.	Authorized Subscriber Contacts:
(if the Subscriber was formed within the previous 6 months fill out Investor Profile Form – Individual Investor for at least one authorized signer on account)

(a) Name:
(Must provide full first name; no initials allowed)

(b) Title/Relationship:

7.
Is Subscriber account to be held in the name of a registered investment adviser, a commingled fund or an intermediary that is not a registered broker-dealer or a registered investment company?    ◻ Yes  ◻ No

8.	Verification Documents (Please provide a copy of each of the following documents that apply:

Recent Audited Financial Statement(s) or Annual Report:

Client’s Organizational Documents (Certificate of Incorporation, Limited Partnership Agreement, Trust
Agreement or equivalent):

In the case of a trust, provide evidence of the existence of the trust (e.g. a copy of the trust instrument)

EXHIBIT A – ANTI-MONEY LAUNDERING QUESTIONNAIRE

9.	Beneficial ownership information

(a) Subscriber is (check one, if applicable):

◻  a U.S. registered investment adviser
◻  an exchange or clearing agency registered with the U.S. Securities and Exchange Commission under Section 6 or 17A of the U.S. Securities Exchange Act of 1934
◻  an entity not listed above that is otherwise registered under the U.S. Securities Exchange Act of 1934
◻ a public accounting firm registered under Section 102 of the Sarbanes-Oxley Act
◻ a bank holding company or savings and loan holding company
◻ a registered entity, retail foreign exchange dealer, swap dealer, or major swap participant that is registered with the CFTC
◻ an insurance company that is regulated by a state
◻ a financial market utility designated by the Financial Stability Oversight Council
◻ a foreign financial institution established in a jurisdiction where the regulator of such institution maintains beneficial ownership information regarding such institution
◻ a pooled investment vehicle that is operated or advised by a financial institution listed above
◻ A non-U.S. governmental department, agency or political subdivision that engages only in governmental rather than commercial activities
◻ A non-U.S. foreign financial institution that is required to complete the Foreign Due Diligence Questionnaire in accordance with Section 5 above

(b) If none of the above, please fill out the Certification Regarding Beneficial Owners of Legal Entity Customers Form.

10.	Has Subscriber indicated that it is a “Foreign Person” in Section 6.2 of Annex B to the Subscription Agreement? ◻ Yes ◻ No

(If Yes, please attach an Investor Profile Form – Individual Account for each individual identified in Section 3 of Schedule 1 to the Subscription Agreement).

Subscriber Representative Signature

I hereby certify the information above and any information provided in connection herewith is true and correct.

Name, Title	Signature	Date

EXHIBIT A – ANTI-MONEY LAUNDERING QUESTIONNAIRE

FOREIGN DUE DILIGENCE QUESTIONNAIRE

Subscriber Name:
Custodian:

List all nominal and beneficial owners of the account holding an interest therein of 25% or greater:

1.	Individual subscribing in his/her own name acting on his/her own behalf ◻ Check Box
2.	Individual subscribing on behalf of other persons ◻Check Box
List of other persons:

3.	Closely held entity ◻ Check Box
List persons who exercise control over subscriber (either because of signing authority or significant economic interest):

4.	Trust ◻ Check Box
List persons who control funds in trust:

Attach an Investor Profile Form – Individual Account for each individual listed above.

[signature page follows]

EXHIBIT A – ANTI-MONEY LAUNDERING QUESTIONNAIRE

Subscriber Signature
I hereby certify the information above and any information provided in connection herewith is true and correct.
Name:	Signature:	Date:

EXHIBIT A – ANTI-MONEY LAUNDERING QUESTIONNAIRE

CERTIFICATION REGARDING
BENEFICIAL OWNERS OF LEGAL ENTITY CUSTOMERS

For purposes of this certification, beneficial owners are:
(1) Each individual, if any, who owns, directly or indirectly, 25 percent or more of the equity interests of the legal entity customer (e.g., each natural person that owns 25 percent or more of the shares of a corporation); and
(2)An individual with significant responsibility for managing the legal entity customer (e.g., a Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Managing Member, General Partner, President, Vice President, or Treasurer).
The number of individuals that satisfy this definition of “beneficial owner” may vary. Under section (I), depending on the factual circumstances, up to four individuals (but as few as zero) may need to be identified. Regardless of the number of individuals identified under section (I), you must provide the identifying information of one individual under section (II). It is possible that in some circumstances the same individual might be identified under both sections (e.g., the President of Acme, Inc. who also holds a 30% equity interest). Thus, a completed form will contain the identifying information of at least one individual (under section (II)), and up to five individuals (i.e., one individual under section (II) and four 25 percent equity holders under section (I))
Note that a legal entity may have multiple “beneficial owners,” this form requires you to list only those that own 25% or more (up to five) under each of the two prongs of the definition above. If appropriate, the same individuals may be listed under both prongs.
Only complete the information required by Section II if the legal entity is either: (i) a pooled investment vehicle that is operated or advised by a financial institution not listed in Section 9(a) of the Investor Profile Form – Corporation, Partnership, Trust or Other Entity; or (ii) a legal entity that is established as a nonprofit corporation or similar entity and has filed its organizational documents with the appropriate State authority as necessary.

EXHIBIT A – ANTI-MONEY LAUNDERING QUESTIONNAIRE

SECTION I

Please provide the following information for an individual(s), if any, who, directly or indirectly, through any contract arrangement, understanding, relationship, or otherwise owns 25% or more of the equity interests of the legal entity.
Check here if no individual meets this definition and complete Section II.

1. Last Name		2. First Name	3. M.I.	4. Date of birth(MM/DD/YYYY)
5. Address		6. City	7. State	8. ZIP/Postal Code
9. Country	10. SSN (U.S. Persons)	11. For Non-U.S. persons (SSN, Passport Number or other similar identification number)
12. Country of Issuance:
Note: In lieu of a passport number, Non-U.S. Persons may also provide a Social Security Number, an alien identification card number, or number and country of issuance of any other government-issued document evidencing nationality or residence and bearing a photograph or similar safeguard.

EXHIBIT A – ANTI-MONEY LAUNDERING QUESTIONNAIRE

1. Last Name		2. First Name	3. M.I.	4. Date of birth (MM/DD/YYYY)
5. Address		6. City	7. State	8. ZIP/Postal Code
9. Country	10. SSN (U.S. Persons)	11. For Non-U.S. persons (SSN, Passport Number or other similar identification number)
12. Country of Issuance:
Note: In lieu of a passport number, Non-U.S. Persons may also provide a Social Security Number, an alien identification card number, or number and country of issuance of any other government-issued document evidencing nationality or residence and bearing a photograph or similar safeguard.

EXHIBIT A – ANTI-MONEY LAUNDERING QUESTIONNAIRE

1. Last Name		2. First Name	3. M.I.	4. Date of birth (MM/DD/YYYY)
5. Address		6. City	7. State	8. ZIP/Postal Code
9. Country	10. SSN (U.S. Persons)	11. For Non-U.S. persons (SSN, Passport Number or other similar identification number)
12. Country of Issuance:
Note: In lieu of a passport number, Non-U.S. Persons may also provide a Social Security Number, an alien identification card number, or number and country of issuance of any other government-issued document evidencing nationality or residence and bearing a photograph or similar safeguard.

EXHIBIT A – ANTI-MONEY LAUNDERING QUESTIONNAIRE

1. Last Name		2. First Name	3. M.I.	4. Date of birth (MM/DD/YYYY)
5. Address		6. City	7. State	8. ZIP/Postal Code
9. Country	10. SSN (U.S. Persons)	11. For Non-U.S. persons (SSN, Passport Number or other similar identification number)
12. Country of Issuance:
Note: In lieu of a passport number, Non-U.S. Persons may also provide a Social Security Number, an alien identification card number, or number and country of issuance of any other government-issued document evidencing nationality or residence and bearing a photograph or similar safeguard.

EXHIBIT A – ANTI-MONEY LAUNDERING QUESTIONNAIRE

SECTION II
Please provide the following information for an individual with significant responsibility for managing or directing the entity, including, an executive officer or senior manager (e.g., Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Managing Member, General Partner, President, Vice President, Treasurer); or Any other individual who regularly performs similar functions.
1. Last Name		2. First Name	3. M.I.	4. Date of birth (MM/DD/YYYY)
5. Address		6. City	7. State	8. ZIP/Postal Code
9. Country	10. SSN (U.S. Persons)	11. For Non-U.S. persons (SSN, Passport Number or other similar identification number)
12. Country of issuance:

Note: In lieu of a passport number, Non-U.S. Persons may also provide a Social Security Number, an alien identification card number, or number and country of issuance of any other government-issued document evidencing nationality or residence and bearing a photograph or similar safeguard.

I, ___________________________________  (name of person opening account), hereby certify, to the best of my knowledge, that the information provided above is complete and correct.
Signature: Date:
(MM/DD/YYYY)

Legal Entity Identifier (Optional) _______________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________________________

EXHIBIT A – ANTI-MONEY LAUNDERING QUESTIONNAIRE

Appendix A: Privacy Policy of the Company
I.	Privacy of Company Investor Information Policy

Policy Summary
As a BDC and its SEC-registered investment adviser, Muzinich BDC, Inc. (the “Company”) and Muzinich BDC Adviser, LLC (the “Adviser”), respectively (and collectively for purposes of this policy only, the “Firm”), must comply with SEC Regulation S-P which requires that such regulated entities adopt policies and procedures to protect the "nonpublic personal information" (NPI) of natural person “consumers” and “customers” and to disclose to such persons the Firm’s policies and procedures for protecting that information.  The Firm takes seriously its responsibility to maintain the confidentiality of investor information, whether the investor is a natural person or an entity.  This policy sets forth both the Firm’s policies with respect to confidentiality of Company investor information as well as how it ensures compliance with Regulation S-P.

Background – Regulation S-P
Regulation S-P requires that the Firm have administrative, technical and physical safeguards which assist its supervised personnel in maintaining the confidentiality of NPI collected from current, former or prospective Company investors (collectively, “Investors”) in the Company.  All Investor NPI is subject to these privacy policies and procedures.

Regulation S-P requires that the Firm have in place processes that (i) ensure the security and confidentiality of customer records and information; (ii) protect against any anticipated threats or hazards to the security or integrity of customer records and information; and (iii) protect against unauthorized access to or use of customer records or information that could result in substantial harm or inconvenience to any customer.

Background - Confidential Investor Information
In the course of its capital raising, asset management and related operational activities, the Firm gains access to non-public information about Company Investors.  For Regulation S-P purposes, NPI includes nonpublic "personally identifiable financial information" plus any list, description or grouping of Investors that is derived from nonpublic personally identifiable financial information.  Such information may include personal financial and account information and data or analyses derived from such non-public personal information (collectively, referred to as “Confidential Investor Information”).

Non-Disclosure of Confidential Investor Information
The Firm does not share Confidential Investor Information with any third parties, except in the following circumstances:

i.
As necessary to provide the service that the Investor requested or authorized, or to maintain and service the Investor’s account.  The Firm will require that any financial intermediary, agent or sub-contractor utilized by the Firm (such as brokers or fund administrators) comply with substantially similar standards for non-disclosure and protection of Confidential Investor Information and use the information provided by the Firm only for the performance of the specific service requested by the Firm.

ii.
As required by regulatory authorities or law enforcement officials who have jurisdiction over the Firm, or as otherwise required or permitted by any applicable law.  In the event the Firm is compelled to disclose Confidential Investor Information, the Firm, if permitted by law, may provide prompt notice to the affected Investors, so that the Investors may have the opportunity to seek a protective order or other appropriate remedy.  If no protective order or other appropriate remedy is obtained and the Firm is compelled to disclose Confidential Investor Information, the Firm shall disclose only such information, and only in such detail, to the extent legally required as determined by the Firm in its reasonable judgment.

APPENDIX A – PRIVACY POLICY

iii. To the extent reasonably necessary to prevent fraud, unauthorized transactions or liability.

Non-Disclosure Obligations of Supervised Persons
Supervised Persons are prohibited, during and after cessation of their employment with the Firm, from disclosing Confidential Investor Information to any person or entity outside the Firm other than cases where, during their employment, one of the circumstances above is applicable.

A Supervised Person is permitted to disclose Confidential Investor Information only to such other Supervised Persons who need to have access to such information to deliver services to the client.  Supervised Persons are prohibited from making unauthorized copies of any documents or files containing Confidential Investor Information and, upon termination of their employment with the Firm, must return all such documents to the Firm.

Any Supervised Person who violates the non-disclosure policy described above will be subject to disciplinary action, including possible discharge, whether or not he or she benefited from the disclosed information.

Security of Confidential Personal Information

The Firm restricts access to Confidential Investor Information to those Supervised Persons who need to know such information to provide the Firm services regarding Investors.

Any Supervised Persons in possession of Confidential Investor Information is required to keep such information in the Firm’s offices at all times unless he or she shall have received prior approval from the CCO.  Any Confidential Investor Information removed from the Firm’s offices must be kept in a secure compartment or receptacle at all times when not in use.  All printed copies of Confidential Investor Information will be shredded or otherwise destroyed when no longer required to be retained in accordance with the Firm’s document retention and recordkeeping policies.  All electronic or computer files containing any Confidential Investor Information shall be firewall protected from access by unauthorized persons.  Any conversations involving Confidential Investor Information, if appropriate at all, must be conducted by Supervised Persons in private, and care must be taken to avoid any unauthorized persons overhearing or intercepting such conversations.

APPENDIX A – PRIVACY POLICY

Privacy Notices
Regulation S-P requires the Firm to deliver a Privacy Notice that describes the Firm’s then-current privacy practices to each natural person Company Investor at the beginning of the relationship as such, and at least once each calendar year thereafter.
The Privacy Notice must include, at a minimum, the following information:

•	The categories of nonpublic personal information the Firm collects.
•	The categories of nonpublic personal information the Firm may disclose.
•	The categories of affiliates and nonaffiliated third parties to which the Firm discloses nonpublic personal information.
•
The categories of nonpublic personal information about former customers that the Firm discloses and the categories of affiliates and nonaffiliated third parties to which the Firm discloses this information.

•
The categories of nonpublic personal information that the Firm may disclose under agreements with third party service providers and joint marketers and the categories of third parties providing the services.

•	An explanation of the Investor’s right to opt out of the disclosure of nonpublic personal information to nonaffiliated third parties, and the methods by which an Investor may opt out.
•	A description of the Firm's policies and practices for protecting the confidentiality and security of nonpublic personal information.

The Firm’s Chief Compliance Officer (“CCO”) is responsible for ensuring that, if applicable, a Privacy Notice is delivered to each natural person Investor at the times stated above.

Enforcement and Exceptions
The Firm’s CCO is responsible for reviewing, maintaining and enforcing these policies and procedures and granting any exceptions hereto.

APPENDIX A – PRIVACY POLICY